Exhibit 99.2

                           LOAN AND SECURITY AGREEMENT


                         WELLS FARGO RETAIL FINANCE, LLC
                                   THE LENDER


                                  BLUEFLY, INC.
                                  THE BORROWER


                                  July 26, 2005

Article 1  -  Definitions:.....................................................1
Article 2  -  The Revolving Credit:...........................................16
   2.1.       Establishment of Revolving Credit...............................16
   2.2.       Increase in Revolving Credit Ceiling............................16
   2.3.       Advances in Excess of Borrowing Base (OverLoans)................17
   2.4.       Risks of Value of Collateral....................................17
   2.5.       Commitment to Make Revolving Credit Loans and Support
               Letters of Credit..............................................17
   2.6.       Revolving Credit Loan Requests..................................17
   2.7.       Suspension of Revolving Credit..................................18
   2.8.       Making of Revolving Credit Loans................................18
   2.9.       The Loan Account................................................19
   2.10.      The Revolving Credit Note.......................................20
   2.11.      Payment of The Loan Account.....................................20
   2.12.      Interest on Revolving Credit Loans..............................20
   2.13.      Closing Fee.....................................................21
   2.14.      Unused Line Fee.................................................21
   2.15.      Early Termination Fee...........................................21
   2.16.      Lender's Discretion.............................................22
   2.17.      Procedures For Issuance of L/C's................................23
   2.18.      Fees For L/C's..................................................24
   2.19.      Concerning L/C's................................................24
   2.20.      Changed Circumstances...........................................25
Article 3  -  Conditions Precedent:...........................................26
   3.1.       Corporate Due Diligence.........................................26
   3.2.       Opinion.........................................................26
   3.3.       Additional Documents............................................27
   3.4.       Collateral L/C..................................................27
   3.5.       Officers' Certificates..........................................28
   3.6.       Representations and Warranties..................................29
   3.7.       All Fees and Expenses Paid......................................29
   3.8.       Borrower Not In Default.........................................29
   3.9.       No Adverse Change...............................................29
   3.10.      Minimum Availability............................................29
   3.11.      Benefit of Conditions Precedent.................................29

Article 4  -  General Representations, Covenants and Warranties:..............29
   4.1.       Payment and Performance of Liabilities..........................29
   4.2.       Due Organization; Authorization; No Conflicts...................30
   4.3.       Trade Names.....................................................30
   4.4.       Infrastructure..................................................31
   4.5.       Locations.......................................................31
   4.6.       Encumbrances....................................................32
   4.7.       Indebtedness....................................................32
   4.8.       Insurance.......................................................32
   4.9.       Licenses........................................................33
   4.10.      Leases..........................................................33
   4.11.      Requirements of Law.............................................33
   4.12.      Labor Relations.................................................34
   4.13.      Maintain Properties.............................................34
   4.14.      Taxes...........................................................35
   4.15.      No Margin Stock.................................................35
   4.16.      ERISA...........................................................35
   4.17.      Hazardous Materials.............................................36
   4.18.      Litigation......................................................36
   4.19.      Dividends; Investments; Corporate Action........................36
   4.20.      Loans...........................................................37
   4.21.      Protection of Assets............................................37
   4.22.      Line of Business................................................38
   4.23.      Affiliate Transactions..........................................38
   4.24.      Further Assurances..............................................38
   4.25.      Adequacy of Disclosure..........................................39
   4.26.      No Restrictions on Liabilities..................................39
   4.27.      Other Covenants.................................................39
Article 5  -  Financial Reporting and Performance Covenants:..................39
   5.1.       Maintain Records................................................39
   5.2.       Access to Records...............................................40
   5.3.       Immediate Notice to Lender......................................40
   5.4.       Borrowing Base Certificate; Weekly Reporting....................41
   5.5.       Monthly Reports.................................................41
   5.6.       Annual Reports..................................................41
   5.7.       Officers' Certificates..........................................42

   5.8.       Inventories, Appraisals, and Audits.............................42
   5.9.       Additional Financial Information................................43
Article 6  -  Use of Collateral:..............................................44
   6.1.       Use of Inventory Collateral.....................................44
   6.2.       Inventory Quality...............................................44
   6.3.       Adjustments and Allowances......................................44
   6.4.       Validity of Accounts............................................45
   6.5.       Notification to Account Debtors.................................45
Article 7  -  Cash Management. Payment of Liabilities:........................45
   7.1.       The Concentration, Blocked, and Operating Accounts..............45
   7.2.       Credit Card and Other Credit Financing Receipts.................45
   7.3.       Proceeds and Collections........................................46
   7.4.       Payment of Liabilities..........................................46
   7.5.       The Operating Account...........................................47
Article 8  -  Grant of Security Interest:.....................................47
   8.1.       Grant of Security Interest......................................47
   8.2.       Extent and Duration of Security Interest........................48
Article 9  -  Lender As Borrower's Attorney-In-Fact:..........................48
   9.1.       Appointment as Attorney-In-Fact.................................48
   9.2.       No Obligation to Act............................................49
Article 10 -  Events of Default:..............................................49
   10.1.      Failure to Pay the Revolving Credit.............................49
   10.2.      Failure To Make Other Payments..................................49
   10.3.      Failure to Perform Covenant or Liability (No Grace Period)......49
   10.4.      Failure to Perform Covenant or Liability (Grace Period).........50
   10.5.      Misrepresentation...............................................50
   10.6.      Acceleration of Other Debt; Breach of Lease.....................50
   10.7.      Default Under Other Agreements..................................50
   10.8.      Uninsured Casualty Loss.........................................50
   10.9.      Attachment; Judgment; Restraint of Business.....................50
   10.10.     Business Failure................................................51
   10.11.     Bankruptcy......................................................51
   10.12.     Indictment - Forfeiture.........................................51
   10.13.     Challenge to Loan Documents.....................................51
   10.14.     Change in Control...............................................51

Article 11 -  Rights and Remedies Upon Default:...............................52
   11.1.      Acceleration....................................................52
   11.2.      Rights of Enforcement...........................................52
   11.3.      Sale of Collateral..............................................52
   11.4.      Occupation of Business Location.................................53
   11.5.      Grant of Nonexclusive License...................................53
   11.6.      Assembly of Collateral..........................................53
   11.7.      Rights and Remedies.............................................53
Article 12 -  Notices:........................................................54
   12.1.      Notice Addresses................................................54
   12.2.      Notice Given....................................................54
   12.3.      Wire Instructions. Notice Given.................................55
Article 13 -  Term:...........................................................55
   13.1.      Termination of Revolving Credit.................................55
   13.2.      Actions On Termination..........................................55
Article 14 -  General:........................................................56
   14.1.      Protection of Collateral........................................56
   14.2.      Confidentiality.................................................56
   14.3.      Publicity.......................................................57
   14.4.      Successors and Assigns..........................................57
   14.5.      Severability....................................................57
   14.6.      Amendments.  Course of Dealing..................................57
   14.7.      Power of Attorney...............................................58
   14.8.      Application of Proceeds.........................................58
   14.9.      Increased Costs.................................................58
   14.10.     Costs and Expenses of the Lender................................59
   14.11.     Copies and Facsimiles...........................................59
   14.12.     Massachusetts Law...............................................59
   14.13.     Consent to Jurisdiction.........................................59
   14.14.     Indemnification.................................................60
   14.15.     Rules of Construction...........................................60
   14.16.     Intent..........................................................62
   14.17.     Right of Set-Off................................................62
   14.18.     Pledges To Federal Reserve Banks................................62
   14.19.     Maximum Interest Rate...........................................63
   14.20.     Waivers.........................................................63

                                    EXHIBITS

2.10  : Revolving Credit Note
4.2   : Organizational ID; Affiliates
4.3   : Trade Names
4.5   : Locations
4.6   : Permitted Encumbrances
4.7   : Indebtedness
4.8   : Insurance
4.10  : Capital Leases; Other Leases
4.14  : Taxes
4.18  : Litigation
5.4   : Borrowing Base Certificate
5.6   : Monthly Financial Reporting Requirements
7.2   : Credit Card Arrangements

                           LOAN AND SECURITY AGREEMENT

                                                                   July 26, 2005

THIS AGREEMENT is made between

        WELLS FARGO RETAIL FINANCE, LLC (in such capacity, herein the "Lender"), a Delaware limited liability company with offices at One Boston Place - - 18th Floor, Boston, Massachusetts 02109;

        and

        BLUEFLY, INC. (the "Borrower"), a Delaware corporation with its principal executive offices at 42 West 39th Street, New York, New York 10018,

        in consideration of the mutual covenants contained herein and benefits to be derived herefrom,

                                   WITNESSETH:

ARTICLE 1 - DEFINITIONS:

        As used herein, the following terms have the following meanings or are defined in the section of this Agreement so indicated:

        "Acceleration": The making of demand or declaration that any indebtedness, not otherwise due and payable, is due and payable. Derivations of the word "Acceleration" (such as "Accelerate") are used with like meaning in this Agreement.

        "Account Debtor": Has the meaning given that term in the UCC.

        "Accounts" and "Accounts Receivable": Include, without limitation, "accounts" as defined in the UCC, and also all: accounts, accounts receivable, receivables, and rights to payment (whether or not earned by performance) for: property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of; services rendered or to be rendered; a policy of insurance issued or to be issued; a secondary obligation incurred or to be incurred; energy provided or to be provided; for the use or hire of a vessel; arising out of the use of a credit or charge card or information contained on or used with that card; winnings in a lottery or other game of chance; and also all Inventory which gave rise thereto, and all rights associated with such Inventory, including the right of stoppage in transit; all reclaimed, returned, rejected or repossessed Inventory (if any) the sale of which gave rise to any Account.

        "ACH": Automated clearing house.

        "Affiliate": The following:

        (a) With respect to any two Persons, a relationship in which one Person, directly or indirectly, through one or more intermediaries, is Controlled by, Controls, or is under common Control with the other Person.

        (b) Any Person which: could have such enterprise's tax returns or financial statements consolidated with the Borrower's; could be a member of the same controlled group of corporations (within the meaning of Section 1563(a)(1), (2) and (3) of the Internal Revenue Code of 1986, as amended from time to time) of which the Borrower is a member; or controls or is controlled by the Borrower.

        "Applicable Law": As to any Person: (i) All statutes, rules, regulations, orders, or other requirements having the force of law and (ii) all court orders and injunctions, arbitrator's decisions, and/or similar rulings, in each instance ((i) and (ii)) of or by any federal, state, municipal, and other governmental authority, or court, tribunal, panel, or other body which has or claims jurisdiction over such Person, or any property of such Person, or of any other Person for whose conduct such Person would be responsible.

        "Average Excess Availability": Means, for the subject period, the aggregate of the amount of Availability on each day in the period, divided by the number of days in the subject period.

        "Availability": The result of the following:

        (i)     The lesser of

        (A)     The Revolving Credit Ceiling.

        or

        (B)     The Borrowing Base.

        Minus

        (ii)    The aggregate unpaid balance of the Loan Account.

        Minus

        (iii)   The aggregate undrawn Stated Amount of all then outstanding.
L/C's.

        Minus

        (iv)    The aggregate of the Availability Reserves.

        Minus

        (v)     The Minimum Reserve.

        "Availability Reserves": Such reserves as the Lender from time to time determines in the Lender's discretion as being appropriate to reflect the impediments to the Lender's ability to realize upon the Collateral.

        "Bank Product Agreements": Those certain cash management service agreements entered into from time to time by the Borrower in connection with any of the Bank Products.

        "Bank Product Obligations": All obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by the Borrower to the Lender, Wells Fargo Bank, N. A., or any of their Affiliates pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that the Borrower is obligated to reimburse to the Lender as a result of the Lender purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to the Borrower pursuant to the Bank Product Agreements.

        "Bank Products": Any service or facility extended to the Borrower by Wells Fargo Bank, N. A. or any of its Affiliates, including: (a) credit cards,
(b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) hedge agreements.

        "Bank Product Reserves": As of any date of determination, the amount of reserves that the Lender has established (based upon Wells Fargo Bank, N. A.'s or its Affiliate's reasonable determination of the credit exposure in respect of then extant Bank Products) for Bank Product Obligations then provided or outstanding.

        "Bankruptcy Code": Title 11, U.S.C., as amended from time to time.

        "Blocked Account": Is defined in Section 7.1(a)(ii).

        "Blocked Account Agreement": An Agreement, in form satisfactory to the Lender, which Agreement recognizes the Lender's Collateral Interest in the contents of the Blocked Account and agrees that such contents shall be transferred only to the Concentration Account or as otherwise instructed by the Lender.

        "Borrower": Is defined in the Preamble.

        "Borrowing Base": The aggregate of the following:

        The face amount of Eligible Credit Card Receivables multiplied by 85%.

        Plus

        The Cost of Eligible Inventory (net of Inventory Reserves) multiplied by 85% of the NRLV.

        Plus

        One hundred percent (100%) of the stated amount of any Collateral L/C.

        "Borrowing Base Certificate": Is defined in Section 5.4.

        "Business Day": Any day other than (a) a Saturday or Sunday; (b) any day on which banks in Boston, Massachusetts or in New York, New York, generally are not open to the general public for the purpose of conducting commercial banking business; or (c) a day on which the principal office of the Lender is not open to the general public to conduct business.

        "Business Plan": The Borrower's business plan, delivered to the Lender prior to the Closing Date, and any revision, amendment, or update of such business plan to which the Lender has provided its written sign-off.

        "Capital Expenditures": The expenditure of funds or the incurrence of liabilities which may be capitalized in accordance with GAAP.

        "Capital Lease": Any lease which may be capitalized in accordance with GAAP.

        "Cash Dominion Event": The (i) failure of the Borrower to maintain Average Excess Availability in an amount greater than $3,000,000.00 for any period of Ten (10) consecutive days or (ii) failure of the Borrower to maintain Availability of more than $1,500,000 on any day; provided, however, that such Cash Dominion Event shall be deemed to have been discontinued if the Borrower successfully maintains Availability in an amount greater than $3,000,000 each day for a period of Thirty (30) consecutive days following the occurrence of such Cash Dominion Event; provided further, that if a Cash Dominion Event shall occur and be discontinued during a Fiscal Year and a second Cash Dominion Event shall occur during the same Fiscal Year, then a Cash Dominion Event shall be deemed continuing for the rest of such Fiscal Year even if the applicable cause of the Cash Dominion Event no longer exists.

        "Cash Equivalents": Any of the following:

        (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof;

        (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Group ("S&P") or Moody's Investors Service, Inc. ("Moody's");

        (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

        (d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000;

        (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the amount maintained with any such other bank is less than or equal to $100,000 and is insured by the Federal Deposit Insurance Corporation; and

        (f) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (e) above.

        "Change in Control": The occurrence of any of the following:

        (a) The acquisition, by any group of persons (within the meaning of the Exchange Act) or by any Person, other than by one or more Soros Entities, of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of 35% or more of the issued and outstanding capital stock of the Borrower having the right, under ordinary circumstances, to vote for the election of directors of the Borrower, which Person or group of Persons thereby becomes the largest shareholder of Borrower.

        (b) More than half of the persons who were directors of the Borrower on the first day of any period consisting of Twelve (12) consecutive calendar months (the first of which Twelve (12) month periods commencing with the first day of the month during which this Agreement was executed) (together with any new directors whose nomination for election by the equity holders of the Borrower, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease, for any reason other than death or disability, to be directors of the Borrower.

        "Chattel Paper": Has the meaning given that term in the UCC.

        "Closing Date": July __, 2005.

        "Closing Fee": Is defined in Section 2.13.

        "Collateral": Is defined in Section 8.1.

        "Collateral Interest": Any interest in property to secure an obligation, including, without limitation, a security interest, mortgage, and deed of trust.

        "Collateral L/C": A standby letter of credit which the Lender has determined is acceptable for borrowing, in form and substance acceptable to the Lender and on terms and conditions acceptable to the Lender, all of the foregoing as determined by the Lender in its sole and exclusive discretion, which has been issued by an Issuer acceptable to the Lender, and which names the Lender as sole beneficiary thereof.

        "Concentration Account": Is defined in Section 7.1.

        "Control": The possession, directly or indirectly, of the power (a) to vote 50% or more of the securities having ordinary voting power for the election of directors of a Person, or (b) to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "Controlling" and "Controlled" have meanings correlative thereto.

        "Cost": The lower of (a) or (b), where:

        (a) is the calculated cost of purchases, based upon the Borrower's accounting practices, known to the Lender, which practices are in effect on the date on which this Agreement was executed as such calculated cost is determined from: invoices received by the Borrower; the Borrower's purchase journal; or the Borrower's stock ledger.

        (b) is the cost equivalent of the lowest ticketed or promoted price at which the subject Inventory is offered to the public, after all mark-downs (whether or not such price is then reflected on the Borrower's accounting system), which cost equivalent is determined in accordance with the retail method of accounting, reflecting the Borrower's historic business practices.

        ("Cost" does not include inventory capitalization costs or other non-purchase price charges (such as freight) used in the Borrower's calculation of cost of goods sold).

        "Costs of Collection": Includes, without limitation, all attorneys' reasonable fees and reasonable out-of-pocket expenses incurred by the Lender's attorneys, and all reasonable out-of-pocket costs incurred by the Lender in the administration of the Liabilities and/or the Loan Documents, including, without limitation, reasonable costs and expenses associated with travel on behalf of the Lender, where such costs and expenses are directly or indirectly related to or in respect of the Lender's: administration and management of the Liabilities; negotiation, documentation, and amendment of any Loan Document; or efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities, and/or the Lender's Rights and Remedies and/or any of the rights and remedies of the Lender against or in respect of any guarantor or other person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts). The Costs of Collection are Liabilities, and at the Lender's option may bear interest at the then effective Prime Margin Rate.

        "Customer Credit Liability": Gift certificates, gift cards, customer deposits, merchandise credits, layaway obligations, frequent shopping programs, and similar liabilities of the Borrower to its retail customers and prospective customers.

        "DDA": Any checking or other demand daily depository account maintained by the Borrower other than any Exempt DDA.

        "Deposit Account": Has the meaning given that term in the UCC and also includes all demand, time, savings, passbook, or similar accounts maintained with a bank.

        "Documents": Has the meaning given that term in the UCC.

        "Documents of Title": Has the meaning given that term in the UCC.

        "Eligible Credit Card Receivables": Under Three (3) business day accounts due on a non-recourse basis from major credit card processors (which, if due on account of a private label credit card program, are deemed in the discretion of the Lender to be eligible).

        "Eligible Inventory": All of the following: Such of the Borrower's Inventory, at such locations, and of such types, character, qualities and quantities, as the Lender, in its reasonable discretion, exercised in good faith and in a manner and methodology consistent with the Lender's general operational practices, from time to time determines to be acceptable for borrowing, as to which Inventory, the Lender has a perfected security interest which is prior and superior to all security interests, claims, and Encumbrances (other than Permitted Encumbrances).

        "Employee Benefit Plan": As defined in ERISA.

        "Encumbrance": Each of the following:

        (a) A Collateral Interest or agreement to create or grant a Collateral Interest; the interest of a lessor under a Capital Lease; conditional sale or other title retention agreement; sale of accounts receivable or chattel paper; or other arrangement pursuant to which any Person is entitled to any preference or priority with respect to the property or assets of another Person or the income or profits of such other Person; each of the foregoing whether consensual or non-consensual and whether arising by way of agreement, operation of law, legal process or otherwise.

        (b) The filing of any financing statement under the UCC or comparable law of any jurisdiction.

        "End Date": The date upon which all of the following conditions are met:
(a) all payment Liabilities described in Section 13.2(a) have been paid in full and (b) all obligations of the Lender to make loans and advances and to provide other financial accommodations to the Borrower hereunder shall have been irrevocably terminated and (c) those arrangements concerning L/C's, Bank Products, and Bank Product Obligations which are described in Section 13.2(b) have been made.

        "Environmental Laws": All of the following:

        (a) Applicable Law which regulates or imposes any standard of conduct or liability on account of or in respect to environmental protection matters, including, without limitation, Hazardous Materials, as are now or hereafter in effect.

        (b) The common law relating to damage to Persons or property from Hazardous Materials.

        "Equipment": Includes, without limitation, "equipment" as defined in the UCC, and also all furniture, store fixtures, motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of the Borrower's business, and any and all accessions or additions thereto, and substitutions therefor.

        "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate": Any Person which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which would be treated as a single employer under
Section 414 of the Internal Revenue Code of 1986, as amended.

        "Events of Default": Is defined in Article 10. An "Event of Default" shall be deemed to have occurred and to be continuing unless and until that Event of Default has been duly waived by the Lender.

        "Exchange Act ": Means, the Securities Exchange Act of 1934, as amended.

        "Fiscal": When followed by "month" or "quarter," the relevant fiscal period based on the Borrower's fiscal year and accounting conventions (e.g. reference to "Fiscal 2005" is to the fiscal month of the Borrower's fiscal year ending in 2005). When followed by reference to a specific year, the fiscal year which ends in a month of the year to which reference is being made (e.g. if the Borrower's fiscal year ends in January 2005, reference to that year would be to the Borrower's "Fiscal 2005").

        "Fixtures": Has the meaning given that term in the UCC.

        "GAAP": Principles which are consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made.

        "General Intangibles": Includes, without limitation, "general intangibles" as defined in the UCC; and also all: rights to payment for credit extended; deposits; amounts due to the Borrower; credit memoranda in favor of the Borrower; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; payments under any settlement or other agreement; royalties; license and/or franchise fees; licenses; franchises; license agreements, including all rights of the Borrower to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; patents, patent applications, patents pending, and other intellectual property; internet addresses and domain names; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; manuals; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semi-conductor chips and printouts; trade secret rights, copyrights, mask work rights and interests, and derivative works and interests; user, technical reference, and other manuals and materials; trade names, trademarks, service marks, and all goodwill relating thereto; applications for registration of the foregoing; and all other general intangible property of the Borrower in the nature of intellectual property, proposals, cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by the Borrower or credit extended or services performed, by the Borrower, whether intended for an individual customer or the general business of the Borrower, or used or useful in connection with research by the Borrower.

        "Goods": Has the meaning given that term in the UCC, and also includes all things movable when a security interest therein attaches and also all computer programs embedded in goods and any supporting information provided in connection with a transaction relating to the program if (i) the program is associated with the goods in such manner that it customarily is considered part of the goods or (ii) by becoming the owner of the goods, a Person acquires a right to use the program in connection with the goods.

        "Hazardous Materials": Any (a) substance which is defined or regulated as a hazardous material in or under any Environmental Law and (b) oil in any physical state.

        "Indebtedness": All indebtedness and obligations of or assumed by any Person on account of or in respect to any of the following:

        (a) In respect of money borrowed (including any indebtedness which is non-recourse to the credit of such Person but which is secured by an Encumbrance on any asset of such Person) whether or not evidenced by a promissory note, bond, debenture or other written obligation to pay money.

        (b) In connection with any letter of credit or acceptance transaction (including, without limitation, the face amount of all letters of credit and acceptances issued for the account of such Person or reimbursement on account of which such Person would be obligated).

        (c) In connection with the sale or discount of accounts receivable or chattel paper of such Person.

        (d) On account of deposits or advances, other than gift cards or store credits.

        (e)     As lessee under Capital Leases.

        (f)     In connection with any sale and leaseback transaction.

        "Indebtedness" also includes:

        (x) Indebtedness of others secured by an Encumbrance on any asset of such Person, whether or not such Indebtedness is assumed by such Person.

        (y) Any guaranty, endorsement, suretyship or other undertaking pursuant to which that Person may be liable on account of any obligation of any third party (including, without limitation, the posting of any bond to secure a Person's performance under any agreement).

        (z) The Indebtedness of a partnership or joint venture for which such Person is liable as a general partner or joint venturer.

        (For the avoidance of doubt, "Indebtedness" shall not include Customer Credit Liability)

        "In Default": Any occurrence, circumstance, or state of facts with respect to the Borrower which (a) is an Event of Default; or (b) would become an Event of Default if any requisite notice were given and/or any requisite period of time were to run and such occurrence, circumstance, or state of facts were not absolutely cured within any applicable grace period, provided that the Borrower shall no longer be deemed "In Default" after such occurrence, circumstance, or state of facts has been cured.

        "Indemnified Person": Is defined in Section 14.14.

        "Insolvency Proceeding": Any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

        "Instruments": Has the meaning given that term in the UCC.

        "Interest Payment Date": With reference to:

                Each Libor Loan: The last day of the Interest Period relating thereto; the Termination Date; and the End Date.

                Each Prime Margin Loan: The first day of each month; the Termination Date; and the End Date.

        "Interest Period": The following:

        (a) With respect to each Libor Loan: Subject to Subsection (c), below, the period commencing on the date of the making or continuation of, or conversion to, the subject Libor Loan and ending one, two, or three months thereafter, as the Borrower may elect by notice (pursuant to Section 2.6) to the Lender.

        (b)     With respect to each Prime Margin Loan: Subject to Subsection
(c), below, the period commencing on the date of the making or continuation of or conversion to such Prime Margin Loan and ending on that date (i) as of which the subject Prime Margin Loan is converted to a Libor Loan, as the Borrower may elect by notice (pursuant to Section 2.6) to the Lender, or (ii) on which the subject Prime Margin Loan is paid by the Borrower.

        (c) The setting of Interest Periods is in all instances subject to the following:

                (i) Any Interest Period for a Prime Margin Loan which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day.

                (ii) Any Interest Period for a Libor Loan which would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless that succeeding Business Day is in the next calendar month, in which event such Interest Period shall end on the last Business Day of the month during which the Interest Period ends.

                (iii) Subject to Subsection (iv), below, any Interest Period applicable to a Libor Loan, which Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period ends, shall end on the last Business Day of the month during which that Interest Period ends.

                (iv) Any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

                (v) The number of Interest Periods in effect at any one time is subject to Section 2.12(e).

        "Inventory": Includes, without limitation, "inventory" as defined in the UCC and also all: (a) Goods which are held by a Person for sale or to be furnished under a contract of service; are furnished by a Person under a contract of service; or consist of raw materials, work in process, or materials used or consumed in a business; (b) Goods of said description in transit; (c) Goods of said description which are returned, repossessed and rejected; (d) packaging, advertising, and shipping materials related to any of the foregoing;
(e) the Borrower's rights, if any, in and to all names, marks, and General Intangibles affixed or to be affixed or associated thereto; and (f) Documents and Documents of Title which represent any of the foregoing.

        "Inventory Reserves": Such Reserves as may be established from time to time by the Lender in the Lender's reasonable discretion with respect to the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as affect the market value of the Eligible Inventory.

        "Investment": With respect to any Person (a) the direct or indirect purchase or acquisition of any beneficial interest in, any share of capital stock of, evidence of Indebtedness of or other security issued by any other Person, (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person, excluding advances to employees in the ordinary course of business for business expenses, (c) the guaranty of the obligations of any other Person, or (d) any commitment or option to take any of the actions described in clauses (a), (b), or (c) above.

        "Investment Property": Has the meaning given that term in the UCC.

        "Issuer": The issuer of any L/C.

        "L/C": Any letter of credit, the issuance of which is procured by the Lender for the account of the Borrower and any acceptance made on account of such letter of credit.

        "L/C Landing Costs": To the extent not included in the Stated Amount of an L/C, customs, duty, freight, and other out-of-pocket costs and expenses which will be expended to "land" the Inventory, the purchase of which is supported by such L/C.

        "Lease": Any lease or other agreement, no matter how styled or structured, pursuant to which the Borrower is entitled to the use or occupancy of any space.

        "Leasehold Interest": Any interest of the Borrower as lessee under any Lease.

        "Lender": Is referred to in the Preamble.

        "Lender's Rights and Remedies": Is defined in Section 11.7.

        "Letter-of-Credit Right": Has the meaning given that term in UCC and also refers to any right to payment or performance under an L/C, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

        "Liabilities": Includes, without limitation, the following:

        (a) All and each of the following, whether now existing or hereafter arising under this Agreement or under any of the other Loan Documents:

                (i) Any and all direct and indirect liabilities, debts, and obligations of the Borrower to the Lender, each of every kind, nature, and description.

                (ii) Each obligation to repay any loan, advance, indebtedness, note, obligation, overdraft, or amount now or hereafter owing by the Borrower to the Lender (including all future advances whether or not made pursuant to a commitment by the Lender), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which the Lender may hold against the Borrower.

                (iii) All notes and other obligations of the Borrower now or hereafter assigned to or held by the Lender, each of every kind, nature, and description.

                (iv) All interest, fees, and charges and other amounts which may be charged by the Lender to the Borrower and/or which may be due from the Borrower to the Lender from time to time.

                (v)     All Bank Product Obligations.

                (vi) All costs and expenses incurred or paid by the Lender in respect of any agreement between the Borrower and the Lender or instrument furnished by the Borrower to the Lender (including, without limitation, Costs of Collection, attorneys' reasonable fees, and all court and litigation costs and expenses).

                (vii) Any and all covenants of the Borrower to or with the Lender and any and all obligations of the Borrower to act or to refrain from acting in accordance with any agreement between the Borrower and the Lender or instrument furnished by the Borrower to the Lender.

                (viii) Each of the foregoing as if each reference to the "Lender" were to each Affiliate of the Lender.

        (b) Any and all direct or indirect liabilities, debts, and obligations of the Borrower to the Lender or any Affiliate of the Lender, each of every kind, nature, and description owing on account of any service or accommodation provided to, or for the account of the Borrower pursuant to this or any other Loan Document, including cash management services and the issuances of L/C's and, for the avoidance of doubt, without double-counting, including accounts payable of the Borrower to any third party whose Accounts are factored to the Lender or an Affiliate of the Lender.

        "Libor Business Day": Any day which is both a Business Day and a day on which the principal interbank market for Libor deposits in London in which Wells Fargo Bank, N. A. participates is open for dealings in United States Dollar deposits.

        "Libor Loan": Any Revolving Credit Loan which bears interest at a Libor Rate.

        "Libor Margin": The following applicable percentage, based upon the corresponding Average Excess Availability:

                LEVEL     LIBOR MARGIN     AVERAGE EXCESS AVAILABILITY
                -----     ------------     ---------------------------
                I            2.50%         Greater than $3,000,000
                II           2.75%         $3,000,000 or less

        The Margin on the Closing Date shall be established at Level II and adjusted at the end of each fiscal quarter thereafter based upon the amount of Average Excess Availability during the preceding quarter.

        "Libor Offer Rate": That rate of interest (rounded upwards, if necessary, to the next 1/100 of 1%) determined by the Lender to be the highest prevailing rate per annum at which deposits on U.S. Dollars are offered to Wells Fargo Bank, N. A., by first-class banks in the London interbank market in which Wells Fargo Bank, N. A. participates at or about 10:00AM (Boston Time) Two (2) Libor Business Days before the first day of the Interest Period for the subject Libor Loan, for a deposit approximately in the amount of the subject loan for a period of time approximately equal to such Interest Period.

        "Libor Rate": That per annum rate which is the aggregate of the Libor Offer Rate plus the Libor Margin except that, in the event that the Lender determines that the Lender may be subject to the Reserve Percentage, the "Libor Rate" shall mean, with respect to any Libor Loans then outstanding (from the date on which that Reserve Percentage first became applicable to such loans), and with respect to all Libor Loans thereafter made, an interest rate per annum equal the sum of (a) plus (b), where:

        (a)     is the decimal equivalent of the following fraction:

                Libor                             Offer                     Rate
                ----------------------------------------------------------------
                1 minus the Reserve Percentage

        (b)     is the applicable Libor Margin.

        "Liquidation": The exercise, by the Lender, of those rights accorded to the Lender under the Loan Documents as a creditor of the Borrower following and on account of the occurrence of an Event of Default looking towards the realization on the Collateral. Derivations of the word "Liquidation" (such as "Liquidate") are used with like meaning in this Agreement.

        "Loan Account": Is defined in Section 2.9(a).

        "Loan Documents": This Agreement and each other instrument or document from time to time executed and/or delivered in connection with the arrangements contemplated hereby or in connection with any transaction with the Lender or any Affiliate of the Lender, including, without limitation, any transaction which arises out of any cash management, depository, investment, letter of credit, interest rate protection, or equipment leasing services provided by the Lender or any Affiliate of the Lender, including any Bank Product Agreements, as each may be amended from time to time.

        "Material Accounting Change": Any change in GAAP applicable to accounting periods subsequent to the Borrower's fiscal year most recently completed prior to the execution of this Agreement, which change has a material effect on the Borrower's financial condition or operating results, as reflected on financial statements and reports prepared by or for the Borrower, when compared with such condition or results as if such change had not taken place.

        "Material Adverse Change": Any event, fact, circumstance, change in, or effect, on the business of the Borrower, when taken as a whole, which, individually or in the aggregate or on a cumulative basis with any other circumstance, changes in, or effects on, the Borrower or the Collateral, constitutes any of the following:

        (a) A material adverse change in the business, operations, results of operations, assets, liabilities, or condition (financial or otherwise) of the Borrower (when taken as a whole).

        (b) The material impairment of the Borrower's ability to perform its obligations under the Loan Documents or of the Lender's ability to enforce the Liabilities or to realize on any of the Collateral.

        (c) A material adverse effect on the value of the Collateral or the amount which the Lender likely would receive (after giving consideration to delays in payment and costs of enforcement).

        (d) A material impairment to the priority of the Lender's Collateral Interests in the Collateral.

        "Maturity Date": July 26, 2008.

        "Minimum Reserve": An amount equal to $850,000.00.

        "Non-Assignable Contractual Interest": Leases, licenses and other agreements which by their terms prohibit the Borrower from transferring, assigning or otherwise encumbering its rights thereunder.

        "NRLV": The net recovery value (liquidation value) of Inventory expressed as a percentage of the cost of such Inventory, as determined by the Lender in its discretion based upon the most recent Inventory appraisal available to the Lender conducted by an appraiser reasonably acceptable to the Lender.

        "Operating Account": Is defined in Section 7.1.

         "OverLoan": A loan, advance, or providing of credit support (such as the issuance of any L/C) to the extent that, immediately after its having been made, Availability is less than zero.

        "Payment Intangible": As defined in the UCC and also any general intangible under which the Account Debtor's primary obligation is a monetary obligation.

        "Permitted Affiliate Transactions": (a) the incurrence of any Indebtedness to the Soros Entities, so long as such Indebtedness is subject to the terms and conditions of the Subordination Agreement, (b) the sale of capital stock of the Borrower to an Affiliate, and (c) the grant of options or warrants to an Affiliate.

        "Permitted Disposition": (a) bulk sales of Inventory for fair consideration, which Inventory has a value at the time of sale below the Borrower's original cost, and (b) other bulk sales of Inventory as do not exceed one hundred thousand dollars ($100,000) in any Twelve (12) month period.

        "Permitted Encumbrances": The following:

        (a)     Encumbrances in favor of the Lender;

        (b) Encumbrances securing taxes, assessments and other governmental charges or levies or the claims of materialmen, suppliers, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business;

        (c) Encumbrances arising out of or resulting from any judgment or award that do not constitute an Event of Default under Section 10.9;

        (d) purchase money security interests in Equipment to secure Indebtedness otherwise permitted hereby;

        (e) Encumbrances on amounts deposited in connection with obtaining worker's compensation or other unemployment insurance;

        (f) Encumbrances on amounts deposited in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money;

        (g) Encumbrances on amounts deposited as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business;

        (h) with respect to any Leasehold Interest of the Borrower in real property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof;

        (i) any interest or title of a licensor, lessor or sublicensor or sublessor under any Lease or license permitted by this Agreement;

        (k)     Encumbrances not attaching to any Collateral; and

        (m)     Encumbrances listed on EXHIBIT 4.6.

        "Permitted Indebtedness": The following:

        (a)     any Indebtedness on account of the Revolving Credit;

        (b)     the Indebtedness (if any) listed on EXHIBIT 4.7, annexed hereto,

        (c) Indebtedness on account of Equipment acquired in compliance with the requirements of Section 4.6(c), the incurrence of which would not otherwise be prohibited by this Agreement,

        (d)     trade Indebtedness incurred in the ordinary course of business,

        (e) any and all Indebtedness owing to a Soros Entity, so long as such Indebtedness is subject to the terms and conditions of the Subordination Agreement; and

        (f) Indebtedness in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, bids, performance, completion, appeal and surety bonds or guarantees, and similar types of obligations in the ordinary course of business.

        "Permitted Investments": The following:

        (a)     Investments in cash and Cash Equivalents;

        (b)     Investments in negotiable instruments for collection;

        (c) advances made in connection with purchases of goods or services in the ordinary course of business;

        (d) Investments received in settlement of amounts due to the Borrower effected in the ordinary course of business or owing to the Borrower as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Encumbrance in favor of the Borrower; and

        (e)     Permitted Affiliate Transactions.

        "Person": Any natural person, and any corporation, limited liability company, trust, partnership, joint venture, or other enterprise or entity.

        "Prime": The Prime Rate announced from time to time by Wells Fargo Bank,
N. A. (or any successor in interest to Wells Fargo Bank, N. A.). In the event that said bank (or any such successor) ceases to announce such a rate, "Prime" shall refer to that rate or index announced or published from time to time as the Lender, in good faith, designates as the functional equivalent to said Prime Rate. Any change in "Prime" shall be effective, for purposes of the calculation of interest due hereunder, when such change is made effective generally by the bank on whose rate or index "Prime" is being set.

        "Prime Margin Loan": Each Revolving Credit Loan while bearing interest at the Prime Margin Rate.

        "Prime Margin Rate": The aggregate of Prime plus the following applicable percentage, based upon the corresponding Average Excess Availability:

                LEVEL     PRIME MARGIN     AVERAGE EXCESS AVAILABILITY
                -----     ------------     ---------------------------
                I            0.50%         Greater than $3,000,000
                II           0.75%         $3,000,000 or less

        The Margin on the Closing Date shall be established at Level II and adjusted at the end of each fiscal quarter thereafter based upon the amount of Average Excess Availability.

        "Proceeds": Includes, without limitation, "Proceeds" as defined in the UCC and the proceeds from the sale or other disposition of each type of property described in Section 8.1.

        "Receipts": All cash, cash equivalents, money, checks, credit card slips, receipts and other Proceeds from any sale of the Collateral.

        "Receivables Collateral": That portion of the Collateral which consists of Accounts, Accounts Receivable, General Intangibles, Chattel Paper, Instruments, Documents of Title, Documents, Investment Property, Payment Intangibles, Letter-of-Credit Rights, Health-Care-Insurance-Receivables, bankers' acceptances, and all other rights to payment.

        "Requirements of Law": As to any Person:

        (a)     Applicable Law.

        (b)     That Person's organizational documents.

        (c) That Person's by-laws and/or other instruments which deal with corporate or similar governance, as applicable.

        "Reserves": Availability Reserves and Inventory Reserves.

        "Reserve Percentage": The decimal equivalent of that rate applicable to the Lender under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement of the Lender with respect to "Eurocurrency liabilities" as defined in such regulations. The Reserve Percentage applicable to a particular Eurodollar Loan shall be based upon that in effect during the subject Interest Period, with changes in the Reserve Percentage which take effect during such Interest Period to take effect (and to consequently change any interest rate determined with reference to the Reserve Percentage) if and when such change is applicable to such loans.

        "Revolving Credit": Is defined in Section 2.1.

        "Revolving Credit Ceiling": $7,500,000.00 as of the Closing Date; which may be increased to $12,500,000.00 in accordance with Section 2.2.

        "Revolving Credit Early Termination Fee": Is defined in Section 2.15.

        "Revolving Credit Loans": Loans made under the Revolving Credit, except that where the term "Revolving Credit Loan" is used with reference to available interest rates applicable to the loans under the Revolving Credit, it refers to so much of the unpaid principal balance of the Loan Account as bears the same rate of interest for the same Interest Period. (See Section 2.12(d)).

        "Revolving Credit Note": Is defined in Section 2.10.

        "Stated Amount": The maximum amount for which an L/C may be honored.

        "Soros Entities": QIH Management LLC, QIH Management Investor, L.P., Quantum Industrial Partners LDC, SFM Domestic Investments LLC, Soros Fund Management LLC, Soros Private Equity Partners, LLC, Mr. George Soros and each of their respective Affiliates.

        "Subordination Agreement": That certain Intercreditor and Subordination Agreement, dated as of the Closing Date, between Quantum Industrial Partners LDC, SFM Domestic Investments LLC, and the Lender.

        "Supporting Obligation": Has the meaning given that term in the UCC and also refers to a Letter-of-Credit Right or secondary obligation which supports the payment or performance of an Account, Chattel Paper, a Document, a General Intangible, an Instrument, or Investment Property.

        "Temporary Location": A retail store opened for a period not to exceed Four (4) months or a location at which a sample sale is held for a period not to exceed Two (2) weeks.

        "Termination Date": The earliest of (a) the Maturity Date; or (b) the occurrence of any event described in Section 10.11; or (c) the Lender's notice to the Borrower setting the Termination Date on account of the occurrence of any Event of Default other than as described in Section 10.11 or (d) the date which is ten (10) days from the date on which Lender receives written notice from the Borrower of its desire to terminate this Agreement.

        "Transfer": Wire transfer pursuant to the wire transfer system maintained by the Board of Governors of the Federal Reserve Board, or as otherwise may be agreed to from time to time by the Lender. Wire instructions may be changed in the same manner that Notice Addresses may be changed
(Section 12.1), except that no change of the wire instructions for Transfers to the Lender shall be effective without the consent of the Lender.

        "UCC": The Uniform Commercial Code as in effect from time to time in Massachusetts.

        "Unused Line Fee": Is defined in Section 2.14.

ARTICLE 2 - THE REVOLVING CREDIT:

        2.1.    ESTABLISHMENT OF REVOLVING CREDIT.

                (a) The Lender hereby establishes a revolving line of credit (the "Revolving Credit") in the Borrower's favor pursuant to which the Lender, subject to, and in accordance with, this Agreement, shall make loans and advances and otherwise provide financial accommodations to and for the account of the Borrower as provided herein.

                (b) Loans, advances, and financial accommodations under the Revolving Credit shall be made with reference to the Borrowing Base and shall be subject to Availability. The Borrowing Base and Availability shall be determined by the Lender by reference to Borrowing Base Certificates furnished as provided in Section 5.4, and shall be subject to the following:

                        (i) Such determination shall take into account such Reserves as the Lender may determine as being applicable thereto. As of the Closing Date, no Reserves have been implemented by the Lender. Subsequent to the Closing Date, the Lender may, in its discretion, implement Reserves to address those material matters as the Lender reasonably may determine, in its discretion.

                        (ii) The Cost of Eligible Inventory will be determined in a manner consistent with current tracking practices, based on the Borrower's stock ledger inventory.

                (c) The proceeds of borrowings under the Revolving Credit shall be used (i) for the posting of back-to-back L/C's with respect to letters of credit which remain outstanding under the credit facility with Rosenthal & Rosenthal, Inc. after the Closing Date, and (ii) for the Borrower's working capital and Capital Expenditures, all solely to the extent permitted by this Agreement. No proceeds of a borrowing under the Revolving Credit may be used, nor shall any be requested, with a view towards the accumulation of any general fund or funded reserve of the Borrower other than in the ordinary course of the Borrower's business and consistent with the provisions of this Agreement.

        2.2.    INCREASE IN REVOLVING CREDIT CEILING.

                (a) So long as the Borrower is not In Default and no Event of Default exists or would arise therefrom, the Borrower shall have the right at any time from and after the Closing Date through December 31, 2007, on one occasion, to request an increase to the Revolving Credit Ceiling to an amount not to exceed $12,500,000.

                (b) No increase to the Revolving Credit Ceiling shall become effective unless and until each of the following conditions have been satisfied:

                        (i) The Borrower shall deliver to the Lender an officer's certificate, in form and substance reasonably satisfactory to the Lender, confirming the Borrower's authorization to obtain such increase;

                        (ii) A new Note will be issued, to be in conformity with requirements of Section 2.10 (with appropriate modification) to the extent necessary to reflect the new Revolving Credit Ceiling;

                        (iii) The Borrower shall have delivered such other instruments, documents and agreements as the Lender may reasonably have requested; and

                        (iv) The Borrower shall have paid to the Lender a commitment increase fee in an amount equal to the product of (x) the amount of the increase, times (y) 0.375%.

        2.3.    ADVANCES IN EXCESS OF BORROWING BASE (OVERLOANS)

        The Lender has no obligation to the Borrower to make any loan or advance, or otherwise to provide any credit to or for the benefit of the Borrower where the result of such loan, advance, or credit is an OverLoan.

        2.4.    RISKS OF VALUE OF COLLATERAL.

        The Lender's reference to a given asset in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit and/or the monitoring of compliance with the provisions hereof shall not be deemed a determination by the Lender relative to the actual value of the asset in question. All risks concerning the value of the Collateral are and remain upon the Borrower. All Collateral secures the prompt, punctual, and faithful performance of the Liabilities whether or not relied upon by the Lender in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit.

        2.5. COMMITMENT TO MAKE REVOLVING CREDIT LOANS AND SUPPORT LETTERS OF CREDIT.

        Subject to the provisions of this Agreement, the Lender shall make a loan or advance under the Revolving Credit and the Lender shall endeavor to have an L/C issued for the account of the Borrower, in each instance if duly and timely requested by the Borrower as provided herein provided that:

                (a) No OverLoan is then outstanding and none will result therefrom.

                (b) Borrower is not then In Default and will not thereby become In Default.

        2.6.    REVOLVING CREDIT LOAN REQUESTS.

                (a) Requests for loans and advances under the Revolving Credit or for the continuance or conversion of an interest rate applicable to a Revolving Credit Loan may be requested by the Borrower in such manner as may from time to time be acceptable to the Lender.

                (b) Subject to the provisions of this Agreement, including, without limitation, the definition of Borrowing Base, the Borrower may request a Revolving Credit Loan and elect an interest rate and Interest Period to be applicable to that Revolving Credit Loan by giving notice to the Lender by no later than the following:

                        (i) If such Revolving Credit Loan is to be, or is to be converted to, a Prime Margin Loan: By 11:30AM on the Business Day on which the subject Revolving Credit Loan is to be made or is to be so converted. Prime Margin Loans requested by the Borrower, other than those resulting from the conversion of a Libor Loan, shall not be less than $10,000.00.

                        (ii) If such Revolving Credit Loan is to be, or is to be continued as, or converted to, a Libor Loan: By 1:00PM Three (3) Libor Business Days before the commencement of any new Interest Period or the end of the then applicable Interest Period. Libor Loans and conversions to Libor Loans shall each be not less than $250,000.00 and in increments of $50,000.00 in excess of such minimum.

                        (iii) Any Libor Loan which matures while the Borrower is In Default shall be converted, at the option of the Lender, to a Prime Margin Loan notwithstanding any notice from the Borrower that such Loan is to be continued as a Libor Loan.

                (c) Any request for a Revolving Credit Loan or for the continuance or conversion of an interest rate applicable to a Revolving Credit Loan which is made after the applicable deadline therefor, as set forth above, shall be deemed to have been made at the opening of business on the then next Business Day or Libor Business Day, as applicable.

                (d) The Borrower may request that the Lender cause the issuance by the Issuer of L/C's for the account of the Borrower as provided in
Section 2.17.

                (e) The Lender may rely on any request for a loan or advance, or other financial accommodation under the Revolving Credit which the Lender, in good faith, believes to have been made by a Person duly authorized to act on behalf of the Borrower and may decline to make any such requested loan or advance, or issuance, or to provide any such financial accommodation pending the Lender's being furnished with such documentation concerning that Person's authority to act as may be satisfactory to the Lender.

                (f) A request by the Borrower for a loan or advance, or other financial accommodation under the Revolving Credit shall be irrevocable and shall constitute certification by the Borrower that as of the date of such request, each of the following is true and correct:

                        (i) There has been no Material Adverse Change in the Borrower's financial condition from the most recent financial information furnished to the Lender pursuant to this Agreement.

                        (ii) To the extent not therefore paid or set aside, all or a portion of any loan or advance so requested will be set aside by the Borrower to cover the Borrower's obligations for sales tax on account of sales since the then most recent borrowing pursuant to the Revolving Credit.

                        (iii) Each representation which is made herein or in any of the Loan Documents is then true and complete in all material respects as of and as if made on the date of such request.

                        (iv) That the Borrower is not In Default, or if the Borrower is In Default, it shall be accompanied by a written Certificate of the Borrower's President or its Chief Financial Officer describing (in reasonable detail) the facts and circumstances thereof and the steps (if any) being taken to remedy such condition (but such Certificate shall not relieve the Borrower from being In Default).

        2.7.    SUSPENSION OF REVOLVING CREDIT.

        If, at any time or from time to time, the Borrower is In Default or there has occurred a Material Adverse Change:

                (a) The Lender may suspend the Revolving Credit immediately, in which event, the Lender shall not be obligated, during such suspension, to make any loans or advance, or to provide any financial accommodation hereunder or to seek the issuance of any L/C.

                (b) The Lender may suspend the right of the Borrower to request any Libor Loan or to convert any Prime Margin Loan to a Libor Loan.

        2.8.    MAKING OF REVOLVING CREDIT LOANS.

                (a) A loan or advance under the Revolving Credit shall be made by the transfer of the proceeds of such loan or advance to the Operating Account or as otherwise instructed by the Borrower.

                (b) A loan or advance shall be deemed to have been made under the Revolving Credit (and the Borrower shall be indebted to the Lender for the amount thereof immediately) at the following:

                        (i) The Lender's initiation of the transfer of the proceeds of such loan or advance in accordance with the Borrower's instructions (if such loan or advance is of funds requested by the Borrower).

                        (ii) The charging of the amount of such loan to the Loan Account (in all other circumstances).

                (c) There shall not be any recourse to or liability of the Lender, on account of:

                        (i) Any delay in the making of any loan or advance requested under the Revolving Credit.

                        (ii) Any delay by any bank or other depository institution in treating the proceeds of any such loan or advance as collected funds.

                        (iii) Any delay in the receipt, and/or any loss, of funds which constitute a loan or advance under the Revolving Credit, the wire transfer of which was properly initiated by the Lender in accordance with wire instructions provided to the Lender by the Borrower.

        2.9.    THE LOAN ACCOUNT.

                (a) An account (the "Loan Account") shall be opened on the books of the Lender in which a record shall be kept of all loans and advances made under the Revolving Credit.

                (b) The Lender shall also keep a record (either in the Loan Account or elsewhere, as the Lender may from time to time elect) of all interest, fees, service charges, costs, expenses, and other debits owed to the Lender on account of the Liabilities and of all credits against such amounts so owed.

                (c) All credits against the Liabilities shall be conditional upon final payment to the Lender for the account of the Lender of the items giving rise to such credits. The amount of any item credited against the Liabilities which is charged back against the Lender or is disgorged for any reason or is not so paid shall be a Liability and shall be added to the Loan Account, whether or not the item so charged back or not so paid is returned.

                (d) Except as otherwise provided herein, all fees, service charges, costs, and expenses for which the Borrower is obligated hereunder are payable on demand. In the determination of Availability, the Lender may deem fees, service charges, accrued interest, and other payments which will be due and payable between the date of such determination and the first day of the then next succeeding month as having been advanced under the Revolving Credit whether or not such amounts are then due and payable.

                (e) The Lender, without the request of the Borrower, may advance under the Revolving Credit any interest, fee, service charge, or other payment to which the Lender is entitled from the Borrower pursuant hereto and may charge the same to the Loan Account notwithstanding that an OverLoan may result thereby. Such action on the part of the Lender shall not constitute a waiver of the Lender's rights and the Borrower's obligations under Section 2.11(b). Any amount which is added to the principal balance of the Loan Account as provided in this Section 2.9(e) shall bear interest at the interest rate then and thereafter applicable to Prime Margin Loans.

                (f) Any statement rendered by the Lender to the Borrower concerning the Liabilities shall be considered correct and accepted by the Borrower and shall be conclusively binding upon the Borrower unless the Borrower provides the Lender with written objection thereto within twenty (20) days from the mailing of such statement, which written objection shall indicate, with particularity, the reason for such objection. The Loan Account and the Lender's books and records concerning the loan arrangement contemplated herein and the Liabilities shall be prima facie evidence and proof of the items described therein.

        2.10.   THE REVOLVING CREDIT NOTE.

        The Borrower's obligation to repay loans and advances under the Revolving Credit, with interest as provided herein, shall be evidenced by a Note (the "Revolving Credit Note") in the form of EXHIBIT 2.10, annexed hereto, executed by the Borrower, payable to the Lender. Neither the original nor a copy of the Revolving Credit Note shall be required, however, to establish or prove any Liability. In the event that the Revolving Credit Note is ever lost, mutilated, or destroyed, the Borrower shall execute a replacement thereof and deliver such replacement to the Lender.

        2.11.   PAYMENT OF THE LOAN ACCOUNT.

                (a) The Borrower may repay all or any portion of the principal balance of the Loan Account from time to time until the Termination Date.

                (b) The Borrower, without notice or demand from the Lender, shall pay the Lender that amount, from time to time, which is necessary so that there is no OverLoan outstanding.

                (c) The Borrower shall repay the then entire unpaid balance of the Loan Account and all other Liabilities on the Termination Date.

                (d) The Lender shall endeavor to cause the application of payments (if any), pursuant to Sections 2.12(a) and 2.12(b) against Libor Loans then outstanding in such manner as results in the least cost to the Borrower, but shall have no liability on account of the Lender's failure to have done so. In no event shall action or inaction taken by the Lender excuse the Borrower from any indemnification obligation under Section 2.11(e).

                (e) The Borrower shall indemnify the Lender and hold the Lender harmless from and against any loss, cost or expense (including loss of anticipated profits and amounts payable by the Lender on account of "breakage fees" (so-called)) which the Lender may sustain or incur (including, without limitation, by virtue of acceleration after the occurrence of any Event of Default) as a consequence of the following:

                        (i) Default by the Borrower in payment of the principal amount of or any interest on any Libor Loan as and when due and payable, including any such loss or expense arising from interest or fees payable by the Lender in order to maintain its Libor Loans.

                        (ii) Default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a request for a Revolving Credit Loan or a request to convert a Revolving Credit Loan from one applicable interest rate to another.

                        (iii) The making of any payment on a Libor Loan or the making of any conversion of any such Loan to a Prime Margin Loan on a day that is not the last day of the applicable Interest Period with respect thereto.

        2.12.   INTEREST ON REVOLVING CREDIT LOANS.

                (a) Each Revolving Credit Loan shall bear interest at the Prime Margin Rate applicable to Revolving Credit Loans, unless timely notice is given (as provided in Section 2.6) that the subject Revolving Credit Loan (or a portion thereof) is, or is to be converted to, a Libor Loan.

                (b) Each Revolving Credit Loan which consists of a Libor Loan shall bear interest at the Libor Rate applicable to Revolving Credit Loans.

                (c) Subject to, and in accordance with, the provisions of this Agreement, the Borrower may cause all or a part of the unpaid principal balance of the Loan Account to bear interest at the Prime Margin Rate or the Libor Rate as specified from time to time by the Borrower by notice to the Lender.

                (d) For ease of reference and administration, each part of the Loan Account which bears interest at the same rate of interest and for the same Interest Period is referred to herein as if it were a separate "Revolving Credit Loan."

                (e) The Borrower shall not select, renew, or convert any interest rate for a Revolving Credit Loan such that, in addition to interest at the Prime Margin Rate, there are more than Three (3) Libor Rates applicable to the Revolving Credit Loans at any one time.

                (f) The Borrower shall pay accrued and unpaid interest on each Revolving Credit Loan in arrears as follows:

                        (i) On the applicable Interest Payment Date for that Revolving Credit Loan.

                        (ii)    On the Termination Date and on the End Date.

                        (iii) Following the occurrence and during the continuance of any Event of Default, with such frequency as may be determined by the Lender.

                (g) (Following the occurrence and during the continuance of any Event of Default (and whether or not the Lender exercises the Lender's rights on account thereof), all Revolving Credit Loans shall bear interest, at the option of the Lender, at rate which is the aggregate of the rate applicable to Prime Margin Loans plus Two Percent (2%) per annum.

        2.13.   CLOSING FEE.

        In consideration of the commitment to make loans and advances to the Borrower under the Revolving Credit, and to maintain sufficient funds available for such purpose, there has been earned and the Borrower shall pay on or before the Closing Date the "Closing Fee" (so referred to herein) of $50,000.00. The full amount of the Closing Fee has been earned in full by the Lender as of the Closing Date.

        2.14.   UNUSED LINE FEE.

        In addition to any other fee to be paid by the Borrower on account of the Revolving Credit, the Borrower shall pay the Lender the "Unused Line Fee" (so referred to herein) of 0.35% per annum of the average difference, during the month just ended (or relevant period with respect to the payment being made on the Termination Date) between the Revolving Credit Ceiling and the aggregate of the unpaid principal balance of the Loan Account and the undrawn Stated Amount of L/C's outstanding during the relevant period. The Unused Line Fee shall be paid in arrears, on the first day of each month after the execution of this Agreement and on the Termination Date.

        2.15.   EARLY TERMINATION FEE.

        (a) In the event that the Termination Date occurs prior to the Maturity Date, for any reason other than if the Borrower refinances the Revolving Credit as an unsecured facility with Wells Fargo Bank, N. A., the Borrower shall pay to the Lender, the "Revolving Credit Early Termination Fee" (so referred to herein) in an amount equal to the product of (x) the Revolving Credit Ceiling, multiplied by the following percentage during the corresponding specified period:

                             CALENDAR PERIOD                         PERCENT
        --------------------------------------------------------     -------
        From and after the Closing Date through July __, 2006           1.50%
        From and after July __, 2006 through July __, 2007              1.00%
        From and after July __, 2007                                    0.50%

        (b) All parties to this Agreement agree and acknowledge that the Lender will have suffered damages on account of the early termination of the Revolving Credit and that, in view of the difficulty in ascertaining the amount of such damages, that the Early Termination Fee constitutes reasonable compensation and liquidated damages to compensate Lender on account thereof.

        2.16.   LENDER'S DISCRETION.

                (a) Each reference in the Loan Documents to the exercise of discretion or the like by the Lender shall be to such Person's exercise of its judgment, in good faith (which shall be presumed), based upon such information of which that Person then has actual knowledge.

                (b) In the exercise of such discretion, the following may be taken into account:

                        (i) The reasonable anticipation of an adverse change to the value of the Collateral; the enforceability of the Lender's Collateral Interests therein; or the amount which the Lender would likely realize therefrom (taking into account delays which may possibly be encountered in the Lender's realizing upon the Collateral and likely Costs of Collection).

                        (ii) The content, completeness, and accuracy of any report or financial information delivered to the Lender by or on behalf of the Borrower and the manner by which such report or financial information was prepared.

                        (iii) The existence of circumstances which suggest an increase in the likelihood that the Borrower may become the subject of an Insolvency Proceeding.

                        (iv) The existence of circumstances that suggest that the Borrower is In Default.

                (c) In the exercise of such discretion, the Lender also may take into account any of the following factors to the extent that they have a material bearing on credit risks associated with the providing of loans and financial accommodations to the Borrower:

                        (i) Those included in, or tested by, the definitions of "Eligible Credit Card Receivables," "Eligible Inventory" and "Cost."

                        (ii) The current financial and business climate of the industry in which the Borrower competes (having regard for the Borrower's position in that industry).

                        (iii) General macroeconomic conditions which have a material effect on the Borrower's cost structure.

                        (iv) Material changes in or to the mix of the Borrower's Inventory.

                        (v) Seasonality with respect to the Borrower's Inventory and patterns of retail sales.

                        (vi) Such other factors as the Lender reasonably determines as having a material bearing on credit risks associated with the providing of loans and financial accommodations to the Borrower.

                (d) The burden of establishing the failure of the Lender to have acted in a reasonable manner in such Person's exercise of such discretion shall be the Borrower's and may be made only by clear and convincing evidence.

        2.17.   PROCEDURES FOR ISSUANCE OF L/C's.

                (a) The Borrower may request that the Lender cause the issuance by the Issuer of L/C's for the account of the Borrower. Each such request shall be in such manner as may from time to time be acceptable to the Lender.

                (b) The Lender will endeavor to cause the issuance of any L/C so requested by the Borrower, provided that, at the time that the request is made, the Revolving Credit has not been suspended as provided in Section 2.7 and if so issued:

                        (i) The aggregate Stated Amount of all L/C's then outstanding, does not exceed $5,000,000.00.

                        (ii) The expiry of the L/C is not later than the earlier of Thirty (30) days prior to the Maturity Date or the following:

                                (A)      Standby's: One (1) year from initial
                                         issuance.
                                (B)      Documentary's: Sixty (60) days from
                                         issuance.

                        (iii) If the expiry of an L/C is later than the Maturity Date, it is 103% cash collateralized at its issuance.

                        (iv) An OverLoan will not result from the issuance of the subject L/C.

                (c) The Borrower shall execute such documentation to apply for and support the issuance of an L/C as may be required by the Issuer.

                (d) There shall not be any recourse to, nor liability of, the Lender on account of:

                        (i) Any delay or refusal by an Issuer to issue an L/C.

                        (ii) Any action or inaction of an Issuer on account of, or in respect to, any L/C.

                (e) The Borrower shall reimburse the Issuer for the amount of any honoring of a drawing under an L/C on the same day on which such honoring takes place. The Lender, without the request of the Borrower, may advance under the Revolving Credit (and charge to the Loan Account) the amount of any honoring of any L/C and other amount for which the Borrower, the Issuer, or the Lender become obligated on account of, or in respect to, any L/C. Such advance shall be made whether or not the Borrower is In Default or such advance would result in an OverLoan. Such action shall not constitute a waiver of the Lender's rights under Section 2.11(b).

        2.18.   FEES FOR L/C's.

                (a) The Borrower shall pay to the Lender a fee, on account of L/C's, the issuance of which had been procured by the Lender, monthly in arrears, and on the Termination Date and on the End Date, equal to the following percentage per annum of the weighted average Stated Amount of all L/C's outstanding during the period in respect of which such fee is being paid based upon the corresponding amount of Average Excess Availability, except that, following the occurrence and during the continuance of any Event of Default, such fee shall be increased by two percent (2%) per annum

        LEVEL   STANDBY FEE   DOCUMENTARY FEE   AVERAGE EXCESS AVAILABILITY
        -----   -----------   ---------------   ---------------------------
        I          2.50%          2.00%         Greater than $3,000,000
        II         2.75%          2.25%         $3,000,000 or less

        The Standby Fee and the Documentary Fee on the Closing Date shall be established at Level II and adjusted at the end of each fiscal quarter thereafter based upon the average amount of excess Availability.

                (b) In addition to the fee to be paid as provided in Subsection 2.18(a), above, the Borrower shall pay to the Lender (or to the Issuer, if so requested by Lender), on demand, all issuance, processing, negotiation, amendment, and administrative fees and other amounts charged by the Issuer on account of, or in respect to, any L/C.

                (c)     If any change in Applicable Law shall either:

                        (i) impose, modify or deem applicable any reserve, special deposit or similar requirements against letters of credit heretofore or hereafter issued by any Issuer or with respect to which the Lender or any Issuer has an obligation to lend to fund drawings under any L/C; or

                        (ii) impose on any Issuer any other condition or requirements relating to any such letters of credit;

        and the result of any event referred to in Section 2.18(c)(i) or 2.18(c)(ii), shall be to increase the cost to the Lender or to any Issuer of issuing or maintaining any L/C (which increase in cost shall be the result of such Issuer's reasonable allocation among the Lender's or Issuer's letter of credit customers of the aggregate of such cost increases resulting from such events), then, upon demand by the Lender and delivery by the Lender to the Borrower of a certificate of an officer of the Lender or the subject Issuer describing such change in law, executive order, regulation, directive, or interpretation thereof, its effect on the Lender or such Issuer, and the basis for determining such increased costs and their allocation, the Borrower shall immediately pay to the Lender, from time to time as specified by the Lender, such amounts as shall be sufficient to compensate the Lender or the subject Issuer for such increased cost. The Lender's or any Issuer's determination of costs incurred under Section 2.18(c)(i) or 2.18(c)(ii), and the allocation, if any, of such costs among the Borrower and other letter of credit customers of the Lender or such Issuer, if done in good faith and made on an equitable basis and in accordance with such officer's certificate, shall be conclusive and binding on the Borrower.

        2.19.   CONCERNING L/C's.

                (a) None of the Issuer, the Issuer's correspondents, the Lender, or any advising, negotiating, or paying bank with respect to any L/C shall be responsible in any way for:

                        (i) The performance by any beneficiary under any L/C of that beneficiary's obligations to the Borrower.

                        (ii) The form, sufficiency, correctness, genuineness, authority of any person signing, falsification, or the legal effect of, any documents called for under any L/C if (with respect to the foregoing) such documents on their face appear to be in order.

                (b) The Issuer may honor, as complying with the terms of any L/C and of any drawing thereunder, any drafts or other documents otherwise in order, but signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, or other legal representative of the party authorized under such L/C to draw or issue such drafts or other documents.

                (c) Unless otherwise agreed to, in the particular instance, the Borrower hereby authorizes any Issuer to:

                        (i)     Select an advising bank, if any.

                        (ii)    Select a paying bank, if any.

                        (iii)   Select a negotiating bank.

                (d) All directions, correspondence, and funds transfers relating to any L/C are at the risk of the Borrower. The Issuer shall have discharged the Issuer's obligations under any L/C which, or the drawing under which, includes payment instructions, by the initiation of the method of payment called for in, and in accordance with, such instructions (or by any other commercially reasonable and comparable method). Neither the Lender nor the Issuer shall have any responsibility for any inaccuracy, interruption, error, or delay in transmission or delivery by post, telegraph or cable, or for any inaccuracy of translation.

                (e) The Lender's and the Issuer's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.

                (f) The obligations of the Borrower under this Agreement with respect to L/C's are absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms hereof under all circumstances, whatsoever including, without limitation, the following:

                        (i) Any lack of validity or enforceability or restriction, restraint, or stay in the enforcement of this Agreement, any L/C, or any other agreement or instrument relating thereto.

                        (ii) The Borrower's consent to any amendment or waiver of, or consent to the departure from, any L/C.

                        (iii) The existence of any claim, set-off, defense, or other right which the Borrower may have at any time against the beneficiary of any L/C.

                        (iv) Any good faith honoring of a drawing under any L/C, which drawing possibly could have been dishonored based upon a strict construction of the terms of the L/C.

        2.20.   CHANGED CIRCUMSTANCES.

                (a) The Lender may advise the Borrower that the Lender has made the good faith determination (which determination shall be final and conclusive) of any of the following:

                        (i) Adequate and fair means do not exist for ascertaining the rate for Libor Loans.

                        (ii) The continuation of, or conversion of any Revolving Credit Loan to, a Libor Loan has been made impracticable or unlawful by the occurrence of a contingency that materially and adversely affects the applicable market or the compliance by the Lender in good faith with any Applicable Law.

                        (iii) The indices on which the interest rates for Libor Loans are based shall no longer represent the effective cost to the Lender for U.S. dollar deposits in the interbank market for deposits in which it regularly participates.

                (b) In the event that the Lender advises the Borrower of an occurrence described in Section 2.20(a), then, until the Lender notifies the Borrower that the circumstances giving rise to such notice no longer apply:

                        (i) The obligation of the Lender to make loans of the type affected by such changed circumstances or to permit the Borrower to select the affected interest rate as otherwise applicable to any Revolving Credit Loans shall be suspended.

                        (ii) Any notice which the Borrower had given the Lender with respect to any Libor Loan, the time for action with respect to which has not occurred prior to the Lender's having given notice pursuant to Section 2.12(a), shall be deemed at the option of the Lender to not having been given.

ARTICLE 3 - CONDITIONS PRECEDENT:

        As a condition to the effectiveness of this Agreement, the establishment of the Revolving Credit, and the making of the first loan under the Revolving Credit, each of the documents respectively described in Sections 3.1 through and including 3.4, (each in form and substance satisfactory to the Lender) shall have been delivered to the Lender, and the conditions respectively described in Sections 3.5 through and including 3.8, shall have been satisfied:

        3.1.    CORPORATE DUE DILIGENCE.

                (a) Certificate of corporate good standing for the Borrower issued by the Secretary of State for the State of Delaware.

                (b) Certificates of due qualification, in good standing, issued by the Secretary(ies) of State of each State in which the nature the Borrower's business conducted or assets owned could require such qualification.

                (c) Certificate of the Borrower's Secretary of the due adoption, continued effectiveness, and setting forth the texts of, each corporate resolution adopted in connection with the establishment of the loan arrangement contemplated by the Loan Documents and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents, including Melissa Payner-Gregor, and Patrick C. Barry.

        3.2.    OPINION.

        An opinion of counsel to the Borrower in form and substance satisfactory to the Lender, in the Lender's sole and exclusive discretion, including relevant opinions with respect to enforceability and perfection, and similar matters.

        3.3.    ADDITIONAL DOCUMENTS.

        Such additional instruments and documents as the Lender or its counsel reasonably may require or request including, without limitation, the following:

                (a)     Satisfactory background checks for key management.

                (b)     All Loan Documents.

                (c) Lien search results with respect to the Borrower's locations.

                (d) Confirmation of filing of all necessary and appropriate Financing Statements and such other documents as may be required to perfect the Lender's security interest in the Collateral.

                (e) Receipt of discharges, releases, and terminations required to afford the Lender a first, perfected security interest in and to all Collateral, free and clear of all liens and Encumbrances, other than Permitted Encumbrances.

                (f) Confirmation of insurance and appropriate endorsements in favor of the Lender.

                (g) Collateral access agreements, as may be necessary, including an agreement with NewRoads, Inc., all in form and substance acceptable to the Lender in its sole and exclusive discretion.

                (h) Receipt of an appraisal of the NRLV of the Borrower's Inventory in form and substance acceptable to the Lender, in the Lender's sole and exclusive discretion.

                (i) Receipt of a field audit and examination in form and substance acceptable to the Lender, in the Lender's sole and exclusive discretion.

                (j) Receipt of the Business Plan in form and substance acceptable to the Lender, in the Lender's sole and exclusive discretion, including a monthly balance sheet, profit and loss statements, and cash flow analysis that presents expected Revolving Credit usage and Availability consistent with the terms and conditions of this Agreement.

                (k) Receipt of the Subordination Agreement, in form and substance acceptable to the Lender, in the Lender's sole and exclusive discretion, and confirming the terms and conditions of any subordinated indebtedness in a manner acceptable to the Lender, in the Lender's sole and exclusive discretion.

        3.4.    COLLATERAL L/C.

        The initial Collateral L/C shall have been issued and delivered to the Lender in form and substance acceptable to the Lender, which initial Collateral L/C shall include and be subject to, among other things, the following terms and conditions:

                (a)     Face Amount: $2,000,000.00.

                (b) Expiry: ten (10) days following the Maturity Date ("Initial Collateral L/C Expiry Date") or as earlier terminated pursuant to subparagraph (d) below.

                (c)     Conditions to Draw: The Lender shall certify that:

                        (i) (w) if at the time of the occurrence of an Event of Default, greater than seventy five (75) days remain until the Initial Collateral L/C Expiry Date, an Event of Default has occurred and has been continuing for not less than sixty (60) days, (x) if at the time of the occurrence of an Event of Default, between seventy five (75) days and forty-five (45) days remain until the Initial

        Collateral L/C Expiry Date, such Event of Default has occurred and has been continuing for thirty (30) days, (y) if at the time of the occurrence of an Event of Default, between forty five (45) days and twenty (20) days remain until the Initial Collateral L/C Expiry Date, such Event of Default has occurred and has been continuing for ten (10) days, or (z) if at the time of the occurrence of an Event of Default, fewer than twenty (20) days remain until the Initial Collateral L/C Expiry Date, such Event of Default has occurred and is continuing; and

                        (ii)    the amount being drawn is equal to the lesser of
        (x) the unpaid balance of all Liabilities, or (y) the face amount of the Collateral L/C.

                (d) Terminability: The Borrower and the Lender acknowledge and agree that so long as no Event of Default has occurred and is continuing, the initial Collateral L/C shall no longer be required and shall be terminated prior to the Initial Collateral L/C Expiry Date by the Lender upon the written request of obligor/account party under such initial Collateral L/C (and upon such request for termination prior to the Initial Collateral L/C Expiry Date the Lender shall cause to be delivered to the issuer of the Collateral L/C a certification that the conditions set forth in this Section 3.4(d) have been met and the Lender shall request the issuer of the Collateral L/C to return such initial Collateral L/C to such obligor/account party), at any time that the Borrower then maintains Availability of not less than $2,000,000.00, and is projected (pursuant to pro forma financial projections prepared by the Borrower in good faith and determined by the Lender, in its reasonable discretion, to be reasonable and otherwise acceptable in all respects) to maintain Average Excess Availability for the succeeding six (6) months of not less than $2,000,000.00, after giving effect to the termination of the Collateral L/C; and the Lender agrees not to make any initial or further drawing under such Collateral L/C after any request for termination of such Collateral L/C by the obligor/account party and agrees to execute all such instruments (including execution of a certification that the conditions set forth in this Section 3.4(d) have been met) and do such other things (including returning the initial Collateral L/C to the obligor/account party) as may be required by Borrower or the obligor/account party to effectuate such termination and surrender.

        3.5.    OFFICERS' CERTIFICATES.

        Certificates executed by the President and the Chief Financial Officer of the Borrower which state that:

                (a) Such officer, acting on behalf of the Borrower, has reviewed each of the Loan Documents and has had the benefit of independent counsel (Attorneys Dechert LLP) of the Borrower's selection in connection with the review and negotiation of the Loan Documents. In particular, and without limiting the generality of such review, the following provisions of the Loan Documents have been brought to the attention of the undersigned by such counsel:

                        (i) The waiver of the right to a trial by jury in connection with controversies arising out of the loan arrangement contemplated by the Loan Documents.

                        (ii) The designation of, and submission to the exclusive jurisdiction and venue of, certain courts.

                        (iii) Various other waivers and indemnifications included therein.

                        (iv) The circumstances under which the Liabilities could be accelerated and the grace periods available with respect to certain Events of Default.

                (b) The representations and warranties made by the Borrower to the Lender in the Loan Documents are true and complete as of the date of such Certificate, and that no event has occurred which is or which, solely with the giving of notice or passage of time (or both), would be an Event of Default.

        3.6.    REPRESENTATIONS AND WARRANTIES.

        Each of the representations made by or on behalf of the Borrower in this Agreement or in any of the other Loan Documents or in any other report, statement, document, or paper provided by or on behalf of the Borrower shall be true and complete as of the date as of which such representation or warranty was made.

        3.7.    ALL FEES AND EXPENSES PAID.

        All fees due at or immediately after the first funding under the Revolving Credit and all costs and expenses incurred by the Lender in connection with the establishment of the credit facility contemplated hereby (including the fees and expenses of counsel to the Lender) shall have been paid in full.

        3.8.    BORROWER NOT IN DEFAULT.

        The Borrower is not In Default.

        3.9.    NO ADVERSE CHANGE.

        There has been no Material Adverse Change and no event shall have occurred or failed to occur, which occurrence or failure is reasonably likely to have a materially adverse effect upon the Borrower's financial condition since the date of the most recent financial information delivered to the Lender.

        3.10.   MINIMUM AVAILABILITY.

        On the Closing Date, after giving effect to the first funding under the Revolving Credit; any charges to the Loan Account made in connection with the establishment of the credit facility contemplated hereby; and L/C's to be issued at, or immediately subsequent to, such establishment, and the establishment of all required Reserves, Availability shall not be less than $3,000,000.

        3.11.   BENEFIT OF CONDITIONS PRECEDENT.

        The conditions set forth in this Article 3, are for the sole benefit of the Lender and may be waived by the Lender in whole or in part without prejudice to the Lender.

        No document shall be deemed delivered to the Lender until received and accepted by the Lender at its offices in Boston, Massachusetts. Under no circumstances shall this Agreement take effect until executed and accepted by the Lender at said offices.

ARTICLE 4 - GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES:

To induce the Lender to establish the credit facility contemplated herein and to induce the Lender to provide loans and advances under the Revolving Credit (each of which loans shall be deemed to have been made in reliance thereupon) the Borrower, in addition to all other representations, warranties, and covenants made by the Borrower in any other Loan Document, makes those representations, warranties, and covenants included in this Agreement. For the avoidance of doubt, it is understood and agreed that the covenants set forth below do not prohibit the Borrower from taking any action with the prior written consent of Lender.

        4.1.    PAYMENT AND PERFORMANCE OF LIABILITIES.

        The Borrower shall pay each payment Liability when due (or when demanded, if payable on demand) and shall promptly, punctually, and faithfully perform each other Liability.

        4.2.    DUE ORGANIZATION; AUTHORIZATION; NO CONFLICTS.

                (a) The Borrower presently is and hereafter shall remain in good standing as a corporation under the laws of the State of Delaware and is and shall hereafter remain duly qualified and in good standing in every other State in which, by reason of the nature or location of the Borrower's assets or operation of the Borrower's business, such qualification may be necessary, except where the failure to be so qualified would result in a Material Adverse Change.

                (b) The Borrower's organizational identification number assigned to it by the State of its incorporation and its respective federal employer identification number is listed on EXHIBIT 4.2, annexed hereto.

                (c) The Borrower shall not change its State of organization; any organizational identification number assigned to the Borrower by that State; or the Borrower's federal taxpayer identification number.

                (d) Each Affiliate, other than Affiliates of the Soros Entities, is listed on EXHIBIT 4.2. The Borrower shall provide the Lender with prior written notice of any entity's becoming or ceasing to be an Affiliate, other than Affiliates of the Soros Entities.

                (e) The Borrower has all requisite power and authority to execute and deliver all Loan Documents to which the Borrower is a party and has and will hereafter retain all requisite power to perform all Liabilities.

                (f) The execution and delivery by the Borrower of each Loan Document to which it is a party; the Borrower's consummation of the transactions contemplated by such Loan Documents (including, without limitation, the creation of Collateral Interests by the Borrower to secure the Liabilities); the Borrower's performance under those of the Loan Documents to which it is a party:

                        (i) Have been duly authorized by all necessary action.

                        (ii) Do not, and will not, contravene in any material respect any provision of any Requirement of Law or obligation of the Borrower.

                        (iii) Will not result in the creation or imposition of, or the obligation to create or impose, any Encumbrance upon any assets of the Borrower pursuant to any Requirement of Law or obligation, except pursuant to the Loan Documents.

                (g) The Loan Documents have been duly executed and delivered by the Borrower and are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

        4.3.    TRADE NAMES.

                (a)     EXHIBIT 4.3, annexed hereto, is a listing of:

                        (i) All names under which the Borrower has conducted its business.

                        (ii) All Persons with whom the Borrower has consolidated or merged since January 1, 2000, or from whom the Borrower has acquired since such date in a single transaction or in a series of related transactions substantially all of such Person's assets.

                (b) The Borrower will provide the Lender with not less than twenty-one (21) days prior written notice (with reasonable particularity) of any change to the Borrower's name from that under which the Borrower is conducting its business at the execution of this Agreement and will not effect such change if an Event of Default has occurred and is continuing.

        4.4.    INFRASTRUCTURE.

                (a) The Borrower has and will maintain a sufficient infrastructure to conduct its business as presently conducted and as contemplated to be conducted following its execution of this Agreement.

                (b) The Borrower owns and possesses, or has the right to use (and will hereafter own, possess, or have such right to use) all patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, and other intellectual or proprietary property of any third Person necessary for the Borrower's conduct of the Borrower's business.

                (c) The conduct by the Borrower of the Borrower's business does not presently and materially infringe (nor will the Borrower conduct its business in the future so as to materially infringe) the patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, or other intellectual or proprietary property of any third Person.

        4.5.    LOCATIONS.

                (a) The Collateral, and the books, records, and papers of the Borrower's pertaining thereto, are kept and maintained solely at those locations which are listed on EXHIBIT 4.5, annexed hereto (other than the Collateral which is kept and maintained from time to time at Temporary Locations), which EXHIBIT 4.5 includes, with respect to each such location, the name and address of the landlord on the Lease which covers such location (or an indication that the Borrower owns the subject location) and of all service bureaus with which any such records are maintained.

                (b) The Borrower shall not remove any of the Collateral from those locations listed on EXHIBIT 4.5 except for the following purposes:

                        (i) To accomplish sales of Inventory in the ordinary course of business.

                        (ii) To move Inventory from one such location to another such location.

                        (iii) To utilize such of the Collateral as is removed from such locations in the ordinary course of business (such as motor vehicles).

                (c)     The Borrower shall not:

                        (i) Execute or materially alter, modify, or amend any Lease, other than a Lease for a Temporary Location.

                        (ii) Commit to, or open or close any location at which the Borrower maintains, offers for sale, or stores any of the Collateral, other than a Temporary Location.

                (d) Except as set forth on EXHIBIT 4.5, no material tangible personal property of the Borrower is in the care or custody of any third party or stored or entrusted with a bailee or other third party and none shall hereafter be placed under such care, custody, storage, or entrustment.

                (e) To the extent required by the Lender, the Borrower shall cause each landlord at any Temporary Location to execute and deliver to Lender a waiver and access agreement on terms and conditions reasonably satisfactory to Lender.

        4.6.    ENCUMBRANCES.

                (a) The Borrower is, and shall hereafter remain, the owner of the Collateral free and clear of all Encumbrances other than any Permitted Encumbrance.

                (b) Other than property held on consignment which is not included in the calculation of the Borrowing Base and shall not in any event exceed $250,000 in value at any time (provided, however, that Lender agrees to increase this amount to up to $500,000 upon Borrower's request therefore if Borrower can demonstrate to Lender's reasonable satisfaction that such increase would be beneficial to Borrower's business), the Borrower does not have, and shall not have, possession of any property on consignment to the Borrower.

                (c) The Borrower shall not acquire or obtain the right to use any Equipment, the acquisition or right to use of which Equipment is otherwise permitted by this Agreement, in which Equipment any third party has an interest, except for:

                        (i) Equipment which is merely incidental to the conduct of the Borrower's business.

                        (ii) Equipment set forth on EXHIBIT 4.6, the acquisition or right to use of which has been consented to by the Lender, which consent may be conditioned upon the Lender's receipt of such agreement with the third party which has an interest in such Equipment as is satisfactory to the Lender.

                        (iii) Equipment subject to one or more Capital Leases with aggregate future obligations outstanding to the lessor, at any one time, not to exceed $500,000.

        4.7.    INDEBTEDNESS.

        The Borrower does not and shall not hereafter have any Indebtedness other than any Permitted Indebtedness, except for:

                (a)     Any Indebtedness on account of the Revolving Credit.

                (b) The Indebtedness (if any) listed on EXHIBIT 4.7, annexed hereto.

                (c) Indebtedness otherwise associated with the acquisition of Equipment otherwise in compliance with the requirements of Section 4.6.

        4.8.    INSURANCE.

                (a) EXHIBIT 4.8, annexed hereto, is a schedule of all insurance policies owned by the Borrower or under which the Borrower is the named insured. Each of such policies is in full force and effect. Neither the Borrower nor, to the best of Borrower's knowledge, the issuer of any such policy, is in default or violation of any such policy in any material respect.

                (b) The Borrower shall have and maintain at all times insurance covering such risks, in such amounts, containing such terms, in such form, for such periods, and written by such companies as may be satisfactory to the Lender.

                (c) All insurance carried by the Borrower shall provide for a minimum of Thirty (30) days' prior written notice of cancellation to the Lender and all such insurance which covers the Collateral shall:

                        (i) Include an endorsement in favor of the Lender, which endorsement shall provide that the insurance, to the extent of the Lender's interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of the Borrower or by the failure of the Borrower to comply with any warranty or condition of the policy.

                        (ii) Not include an endorsement in favor of any other Person.

                (d) The coverage reflected on EXHIBIT 4.8 presently satisfies the foregoing requirements, it being recognized by the Borrower, however, that such requirements may change hereafter to reflect changing circumstances.

                (e) The Borrower shall furnish the Lender from time to time with certificates or other evidence satisfactory to the Lender regarding compliance by the Borrower with the foregoing requirements.

                (f) In the event of the failure by the Borrower to maintain insurance as required herein, the Lender, at its option and the Borrower's expense, may obtain such insurance at the expense of the Borrower; provided, however, the Lender's obtaining of such insurance shall not constitute a cure or waiver of any Event of Default occasioned by the Borrower's failure to have maintained such insurance.

        4.9.    LICENSES.

        Each license, distributorship, franchise, and similar agreement issued to, or to which the Borrower is a party is in full force and effect, except those the termination of which would not result in a Material Adverse Change. To the best of Borrower's knowledge, no party to any such license or agreement is in default or violation thereof, which default or violation would be reasonably likely to result in a Material Adverse Change. The Borrower has not received any notice or threat of cancellation of any license or agreement, except those the termination of which would not result in a Material Adverse Change.

        4.10.   LEASES.

        EXHIBIT 4.10, annexed hereto, is a schedule of all presently effective Capital Leases. (EXHIBIT 4.10 includes a list of all other presently effective Leases). To the best of Borrower's knowledge, no party to any such Lease or Capital Lease is in default or violation of any such Lease or Capital Lease, which default or violation would be reasonably likely to result in a Material Adverse Change. The Borrower has not received any notice or threat of cancellation of any such Lease or Capital Lease, except those the termination of which would not result in a Material Adverse Change. Following the occurrence and during the continuance of an Event of Default, the Borrower hereby authorizes the Lender at any time and from time to time to contact any of the Borrower's respective landlords in order to confirm the Borrower's continued compliance with the terms and conditions of the Lease(s) between the Borrower and that landlord and to discuss such issues, concerning the Borrower's occupancy under such Lease(s), as the Lender may determine.

        4.11.   REQUIREMENTS OF LAW.

        The Borrower is in compliance with, and shall hereafter comply with and use its assets in compliance in all material respects with, all Requirements of Law. The Borrower has not received any notice of any material violation of any Requirement of Law, which violation has not been cured or otherwise remedied or, if it occurs after the Closing Date, will not be cured within a commercially reasonable period of time or does not result in a Material Adverse Change.

        4.12.   LABOR RELATIONS.

                (a) The Borrower has not been, and shall not be, a party to any collective bargaining or other multi-party labor contract.

                (b) There is not presently pending and, to the Borrower's knowledge, there is not threatened any of the following:

                        (i) Any strike, slowdown, picketing, work stoppage, or material employee grievance process which is reasonably likely to result in a Material Adverse Change.

                        (ii) Any proceeding against or affecting the Borrower relating to the alleged violation of any Applicable Law pertaining to labor relations or before National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting the Borrower, which, if determined adversely to the Borrower, is reasonably likely to result in a Material Adverse Change.

                        (iii) Any material lockout of any employees by the Borrower (and no such action is contemplated by the Borrower).

                        (iv) Any application for the certification of a collective bargaining agent.

                (c) No event has occurred or circumstance exists which are reasonably likely to provide the basis for any material work stoppage or other material labor dispute with a collective bargaining unit.

                (d)     The Borrower:

                        (i) Has complied in all material respects with all Applicable Law relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing.

                        (ii) Is not liable for the payment of any material amount of compensation, damages, taxes, fines, penalties, or other amounts, however designated, for the Borrower's failure to comply with any Applicable Law referenced in Section 4.12(d)(i).

        4.13.   MAINTAIN PROPERTIES.

        The Borrower shall:

                (a) Keep the Collateral in good order and repair (ordinary reasonable wear and tear and insured casualty excepted).

                (b) Not suffer or cause the waste or destruction of any material part of the Collateral.

                (c) Not use any of the Collateral in violation of any policy of insurance thereon.

                (d) Not sell, lease, or otherwise dispose of any of the Collateral, other than the following:

                        (i) The sale of Inventory in compliance with this Agreement.

                        (ii) The disposal of Equipment which is obsolete, worn out, or damaged beyond repair, which Equipment is replaced to the extent necessary to preserve or improve the operating efficiency of the Borrower.

                        (iii)   Permitted Dispositions.

                        (iv) The turning over to the Lender of all Receipts as provided in Article 7.

        4.14.   TAXES.

                (a) With respect to the Borrower's federal, state, and local tax liability and obligations:

                        (i) The Borrower, in compliance with all Applicable Law, has properly filed all returns due to be filed up to the Closing Date.

                        (ii) Except as described on EXHIBIT 4.14, annexed hereto:

                                (A) From January 1, 2000 until the Closing Date, the Borrower has not received from any taxing authority any request to perform any examination of or with respect to the Borrower nor any other written or verbal notice in any way relating to any claimed failure by the Borrower to comply with all Applicable Law concerning payment of any taxes or other amounts in the nature of taxes.

                                (B) From January 1, 2000 until the Closing Date, no agreement was entered into which waived or extended any statute of limitations applicable to the right of any taxing authority to assert a deficiency or make any other claim for or in respect to federal income taxes.

                                (C) From January 1, 2000 until the Closing Date, no issue has been raised in any tax examination of the Borrower which, by application of similar principles, reasonably could be expected to result in the assertion of a deficiency for any fiscal year open for examination, assessment, or claim by any taxing authority.

                (b) The Borrower has, and hereafter shall: pay, as they become due and payable, all taxes and unemployment contributions and other charges of any kind or nature levied, assessed or claimed against the Borrower or the Collateral by any person, entity or governmental authority whose claim could result in an Encumbrance upon any asset of the Borrower, except for those immaterial and inadvertently late payments which are promptly cured and have no more than a de minimis effect on the Borrower's business or assets and except for those payments which are being contested in good faith and for which adequate reserves have been set aside; properly exercise any trust responsibilities imposed upon the Borrower by reason of withholding from employees' pay or by reason of the Borrower's receipt of sales tax or other funds for the account of any third party; timely make all material contributions and other payments as may be required pursuant to any Employee Benefit Plan now or hereafter established by the Borrower; and timely file all tax and other returns and other reports with each governmental authority to whom the Borrower is obligated to so file.

        4.15.   NO MARGIN STOCK.

        The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations U, T, and X of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of any borrowing hereunder will be used at any time to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

        4.16.   ERISA.

                (a) Neither the Borrower nor any ERISA Affiliate has since January 1, 2000:

                        (i) Violated or failed to be in compliance in all material respects with the Borrower's Employee Benefit Plan.

                        (ii) Failed timely to file all reports and filings required by ERISA to be filed by the Borrower, other than reports and filings which are inadvertently late, which are promptly cured and have no more than a de minimis effect on the Borrower's business or assets.

                        (iii)   Engaged in any nonexempt "prohibited
        transactions" or "reportable events" (respectively as described in ERISA).

                        (iv) Engaged in, or committed, any act such that a tax or penalty that would have more than a de minims effect could be imposed upon the Borrower on account thereof pursuant to ERISA.

                        (v) Accumulate any material cumulative funding deficiency within the meaning of ERISA.

                        (vi) Terminated any Employee Benefit Plan such that a lien could be asserted against any assets of the Borrower on account thereof pursuant to ERISA.

                        (vii) Been a member of, contributed to, or have any obligation under any Employee Benefit Plan which is a multiemployer plan within the meaning of Section 4001(a) of ERISA.

                (b) Neither the Borrower nor any ERISA Affiliate shall ever engage in any action of the type described in Section 4.16(a).

        4.17.   HAZARDOUS MATERIALS.

                (a) Since January 1, 2000 until the Closing Date, the Borrower has not: (i) been legally responsible for any release or threat of release of any Hazardous Material or (ii) received notification of the incurrence of any expense in connection with the assessment, containment, or removal of any Hazardous Material for which the Borrower would be responsible.

                (b) Since January 1, 2000 until the Closing Date, the Borrower has not: (i) disposed of any Hazardous Material, except in compliance with all Environmental Laws and (ii) had possession of any Hazardous Material, except in the ordinary course of the Borrower's business and in compliance with all Environmental Laws.

        4.18.   LITIGATION.

        Except as described in EXHIBIT 4.18, annexed hereto, there is not presently pending or threatened by or against the Borrower any suit, action, proceeding, or investigation which would be reasonably likely to cause a Material Adverse Change.

        4.19.   DIVIDENDS; INVESTMENTS; CORPORATE ACTION.

        The Borrower shall not:

                (a) Pay any cash dividend or make any other distribution in respect of any class of the Borrower's capital stock (other than dividends paid in the form of capital stock of the Borrower).

                (b) make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except (i) the Liabilities, (ii) as long as no Event of Default has occurred and is continuing or would result therefrom, payment of regularly scheduled interest and principal payments as and when due in respect of Permitted Indebtedness, (iii) payment-in-kind or other notes or instruments issued in lieu of cash to a Soros Entity and which are subject to the terms and conditions of the Subordination Agreement and (iv) payment by the Borrower in its capital stock to Soros Entities of Indebtedness which is subject to the terms and conditions of the Subordination Agreement.

                (c) Own, redeem, retire, purchase, or acquire any of the Borrower's capital stock; provided, however, that the Borrower may make non-cash redemptions where the consideration is paid by the Borrower in its capital stock or indebtedness subject to the terms and conditions of the Subordination Agreement.

                (d) Invest in or purchase any stock or securities or rights to purchase any such stock or securities, of any Person other than a Permitted Investment.

                (e) Merge or consolidate or be merged or consolidated with or into any other corporation or other entity.

                (f) Consolidate any of the Borrower's operations with those of any other Person.

                (g) Organize or create any Affiliate. For the avoidance of doubt, this covenant shall not apply to Affiliates of the Soros Entities.

                (h) Subordinate any debts or obligations owed to the Borrower by any third party to any other debts owed by such third party to any other Person.

                (i) Acquire any assets other than in the ordinary course and conduct of the Borrower's business as conducted at the execution of this Agreement.

        4.20.   LOANS.

        The Borrower shall not make any loans or advances to, nor acquire the Indebtedness of, any Person; provided, however, the foregoing does not prohibit any of the following:

                (a) Advance payments made to the Borrower's suppliers and service providers in the ordinary course.

                (b) Advances to the Borrower's officers, employees, and salespersons with respect to reasonable expenses to be incurred by such officers, employees, and salespersons for the benefit of the Borrower, which expenses are properly substantiated by the person seeking such advance and properly reimbursable by the Borrower.

        4.21.   PROTECTION OF ASSETS.

        The Lender, in the Lender's discretion, and from time to time, may (i) upon prior written notice to Borrower, discharge any tax or Encumbrance on any of the Collateral, or (ii) take any other action which the Lender may deem necessary or desirable to repair, insure, maintain, preserve, collect, or realize upon any of the Collateral. The Lender shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where there is a specific finding in a judicial proceeding (in which the Lender has had an opportunity to be heard), from which finding no further appeal is available, that the Lender had acted in actual bad faith or in a grossly negligent manner. The Borrower shall pay to the Lender, on demand, or the Lender, in its discretion, may add to the Loan Account, all amounts paid or incurred by the Lender pursuant to this Section 4.21.

        4.22.   LINE OF BUSINESS.

        The Borrower shall not engage in any business other than the business in which it is currently engaged or a business reasonably related thereto.

        4.23.   AFFILIATE TRANSACTIONS.

        Other than Permitted Affiliate Transactions, the Borrower shall not make any payment, nor give any value to any Affiliate except for goods and services actually purchased by the Borrower from, or sold by the Borrower to, such Affiliate for a price and on terms which shall:

                (a) be competitive and fully deductible as an "ordinary and necessary business expense" and/or fully depreciable under the Internal Revenue Code of 1986 and the Treasury Regulations, each as amended; and

                (b) be no less favorable to the Borrower than those which would have been charged and imposed in an arm's length transaction.

        4.24.   FURTHER ASSURANCES.

                (a) The Borrower is not the owner of, nor has it any interest in, any property or asset, other than Non-Assignable Contractual Interests, which will not be subject to a perfected Collateral Interest in favor of the Lender (subject only to Permitted Encumbrances and Permitted Dispositions) to secure the Liabilities.

                (b) The Borrower will not hereafter acquire any asset or any interest in property, other than Non-Assignable Contractual Interests, which is not, immediately upon such acquisition, subject to such a perfected Collateral Interest in favor of the Lender to secure the Liabilities (subject only to Permitted Encumbrances).

                (c) The Borrower shall execute and deliver to the Lender such instruments, documents, and papers, and shall do all such things from time to time hereafter as the Lender may request to carry into effect the provisions and intent of this Agreement; to protect and perfect the Lender's Collateral Interests in the Collateral; and to comply with all applicable statutes and laws, and facilitate the collection of the Receivables Collateral. The Borrower shall execute all such instruments as may be required by the Lender with respect to the recordation and/or perfection of the Collateral Interests created or contemplated herein.

                (d) The Borrower hereby designates the Lender as and for the Borrower's true and lawful attorney, with full power of substitution, to sign and file any financing statements in order to perfect or protect the Lender's Collateral Interests in the Collateral.

                (e) This Agreement constitutes an authenticated record which authorizes the Lender to file such financing statements as the Lender determines as appropriate to perfect or protect the Collateral Interests created by this Agreement.

                (f) A carbon, photographic, or other reproduction of this Agreement or of any financing statement or other instrument executed pursuant to this Section 4.24 shall be sufficient for filing to perfect the security interests granted herein.

        4.25.   ADEQUACY OF DISCLOSURE.

                (a) All financial statements furnished to the Lender by the Borrower have been prepared in accordance with GAAP consistently applied and present fairly the condition of the Borrower at the date(s) thereof and the results of operations and cash flows for the period(s) covered (provided, however, that unaudited financial statements are subject to normal year end adjustments and to the absence of footnotes). There has been no change in the financial condition, results of operations, or cash flows of the Borrower since the date(s) of such financial statements, other than changes in the ordinary course of business, which changes have not been materially adverse, either singularly or in the aggregate.

                (b)     Other than obligations under operating Leases which are
(x) reflected in the footnotes to the financial statements or (y) which are set forth on EXHIBIT 4.10, annexed hereto, the Borrower has no contingent obligations or obligation under any Lease or Capital Lease which is not noted in the Borrower's financial statements furnished to the Lender prior to the execution of this Agreement.

                (c) No document, instrument, agreement, or paper now or hereafter given to the Lender by or on behalf of the Borrower in connection with the execution of this Agreement by the Lender contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading. There is no fact known to the Borrower which has, or which, in the foreseeable future could reasonably be expected to have, a material adverse effect on the financial condition of the Borrower which has not been disclosed in writing to the Lender.

        4.26.   NO RESTRICTIONS ON LIABILITIES.

        Other than Non-Assignable Contractual Interests and the Subordination Agreement, the Borrower shall not enter into or directly or indirectly become subject to any agreement, which prohibits or restricts, in any manner, the
Borrower's:

                (a) Creation of, and granting of Collateral Interests in favor of the Lender.

                (b)     Incurrence of Liabilities.

        4.27.   OTHER COVENANTS.

        The Borrower shall not indirectly do or cause to be done any act which, if done directly by the Borrower, would breach any covenant contained in this Agreement.

ARTICLE 5 - FINANCIAL REPORTING AND PERFORMANCE COVENANTS:

        5.1.    MAINTAIN RECORDS.

        The Borrower shall:

                (a) At all times, keep proper books of account, in which full, true, and accurate entries shall be made of all of the Borrower's financial transactions, consistent with prior periods to fairly reflect the financial condition of the Borrower at the close of, and its results of operations for, the periods in question.

                (b) Timely provide the Lender with those financial reports, statements, and schedules required by this Article 5 or otherwise, each of which reports, statements and schedules shall be prepared, to the extent applicable, in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Borrower at the close of, and the results of operations for, the period(s) covered therein.

                (c) At all times, keep accurate current records of the Collateral including, without limitation, accurate current stock, cost, and sales records of its Inventory, accurately and sufficiently itemizing and describing the kinds, types, and quantities of Inventory and the cost and selling prices thereof.

                (d) At all times, retain independent certified public accountants who are reasonably satisfactory to the Lender and instruct such accountants to fully cooperate with, and be available to, the Lender to discuss the Borrower's financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Lender.

                (e)     Not change the Borrower's fiscal year.

        5.2.    ACCESS TO RECORDS.

                (a) The Borrower shall accord the Lender with access from time to time, which, except following the occurrence and during the continuance of an Event of Default, shall be on not less than One (1) business day prior notice and during reasonable business hours as the Lender may require to all properties owned by or over which the Borrower has control. The Lender shall have the right, and the Borrower will permit the Lender from time to time as Lender may request, to examine, inspect, copy, and make extracts from any and all of the Borrower's books, records, electronically stored data, papers, and files. The Borrower shall make all of the Borrower's copying facilities available to the Lender.

                (b)     The Borrower hereby authorizes the Lender to:

                        (i) Inspect, copy, duplicate, review, cause to be reduced to hard copy, run off, draw off, and otherwise use any and all computer or electronically stored information or data which relates to the Borrower, or any service bureau, contractor, accountant, or other person, and directs any such service bureau, contractor, accountant, or other person fully to cooperate with the Lender with respect thereto.

                        (ii) Verify at any time the Collateral or any portion thereof, including verification with Account Debtors, and/or with the Borrower's computer billing companies, collection agencies, and accountants and to sign the name of the Borrower on any notice to the Borrower's Account Debtors or verification of the Collateral.

                (c) The Lender from time to time may designate one or more representatives to exercise the Lender's rights under this Section 5.2 as fully as if the Lender were doing so.

        5.3.    IMMEDIATE NOTICE TO LENDER.

                (a) The Borrower shall provide the Lender with written notice promptly upon the occurrence of any of the following events, which written notice shall be with reasonable particularity as to the facts and circumstances in respect of which such notice is being given:

                        (i) Any change in the Borrower's President, Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer (without regard to the title(s) actually given to the Persons discharging the duties customarily discharged by officers with those titles).

                        (ii) Any ceasing of the Borrower's making of payment, in the ordinary course, to any of its creditors (other than its ceasing of making of such payments on account of a good faith dispute that is not reasonably likely to result in a Material Adverse Change.

                        (iii) Any failure by the Borrower to pay rent at any of the Borrower's locations (other than a Temporary Location), which failure continues for more than Seven (7) days following the last day on which such rent was payable and which is reasonably likely to result in a Material Adverse Change.

                        (iv) Any event which is reasonably likely to result in a Material Adverse Change .

                        (v)     The Borrower's becoming In Default.

                        (vi) Any intention on the part of the Borrower to discharge the Borrower's present independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity (as to which, see Subsection 5.1(d)).

                        (vii) Any litigation which, if determined adversely to the Borrower, is reasonably likely to have a material adverse effect on the financial condition of the Borrower.

                (b)     The Borrower shall:

                        (i) Other than with respect to routine, day-to-day communications, provide the Lender, when so distributed, with copies of any materials distributed to the shareholders of the Borrower (qua such shareholders).

                        (ii) Add the Lender as an addressee on all mailing lists maintained by or for the Borrower.

                        (iii) At the request of the Lender, from time to time, provide the Lender with copies of all advertising (including copies of all print advertising and duplicate tapes of all video and radio advertising).

                        (iv) Provide the Lender, promptly after received by the Borrower, with a copy of any management letter or similar communications from any accountant of the Borrower.

        5.4.    BORROWING BASE CERTIFICATE; WEEKLY REPORTING.

        The Borrower shall provide the Lender with a Borrowing Base Certificate (in the form of EXHIBIT 5.4, annexed hereto, as such form may be revised from time to time by the Lender) at the times, and in the manner set forth on EXHIBIT 5.4(a), annexed hereto.

        5.5.    MONTHLY REPORTS.

        Monthly, the Borrower shall provide the Lender with those financial statements and reports described in EXHIBIT 5.5, annexed hereto, at the times set forth therein.

        5.6.    ANNUAL REPORTS.

                (a) Annually, in addition to the timely submission of the monthly reporting required at the end of every month, within one-hundred-five
(105) days following the end of the Borrower's fiscal year, the Borrower shall furnish the Lender with a signed counterpart of the Borrower's annual financial statement, which statement shall have been prepared by, and bear the unqualified opinion of, the Borrower's independent certified public accountants (i.e. said statement shall be "certified" by such accountants) and shall include, at a minimum (with comparative information for the then prior fiscal year) a balance sheet, income statement, statement of changes in shareholders' equity, and cash flows.

                (b) No later than the earlier of Fifteen (15) days prior to the end of each of the Borrower's fiscal years or the date on which such accountants commence their work on the preparation of the Borrower's annual financial statement, the Borrower shall give written notice to such accountants (with a copy of such notice, when sent, to the Lender) that:

                        (i) Such annual financial statement will be delivered by the Borrower to the Lender (for subsequent distribution to the Lender).

                        (ii) It is the intention of the Borrower, in its engagement of such accountants, to satisfy the financial reporting requirements set forth in this Article 5.

                        (iii) The Borrower has been advised that the Lender will rely thereon with respect to the administration of, and transactions under, the credit facility contemplated by this Agreement.

                (c) Upon Lender's request therefor, each annual statement shall be accompanied by such accountant's Certificate indicating that, in conducting the audit for such annual statement, nothing came to the attention of such accountants to believe that the Borrower is not In Default (or that if the Borrower is in Default, the facts and circumstances thereof).

        5.7.    OFFICERS' CERTIFICATES

        The Borrower shall cause either the Borrower's President or its Chief Financial Officer, in each instance, to provide such Person's Certificate with those financial statements to be provided within Fifty (50) days of the end of each quarter and One-Hundred-Five (105) days with those annual statements to be furnished pursuant to this Agreement, which Certificate shall:

                (a) Indicate that the subject statement was prepared in accordance with GAAP consistently applied and presents fairly the financial condition of the Borrower at the close of, and the results of the Borrower's operations and cash flows for, the period(s) covered, subject, however to the following:

                        (i) Usual year end adjustments and the absence of footnotes (this exception shall not be included in the Certificate which accompanies such annual statement).

                (b) Indicate either that (i) the Borrower is not In Default, or (ii) if such an event has occurred, its nature (in reasonable detail) and the steps (if any) being taken or contemplated by the Borrower to be taken on account thereof.

                (c) Include confirmation that all of the Borrower's taxes, insurance premiums, and rental payments are current in all material respects.

        5.8.    INVENTORIES, APPRAISALS, AND AUDITS.

                (a) The Lender, at the expense of the Borrower, may participate in and/or observe each physical count and/or inventory of so much of the Collateral as consists of Inventory which is undertaken on behalf of the Borrower.

                (b) The Borrower, at its own expense, shall cause at least one (1) physical inventory to be undertaken with respect to each fulfillment center maintained by the Borrower during each year in which this Agreement is in effect (the scheduling of which shall be subject to the Lender's discretion) conducted by such inventory takers as are satisfactory to the Lender and following such methodology as may be satisfactory to the Lender, provided, however, that during the continuance of an Event of Default Lender may require such additional physical inventories as it shall deem necessary.

                        (i) The Borrower shall provide the Lender with a copy of the preliminary results of each such inventory (as well as of any other physical inventory undertaken by the Borrower) within Ten (10) days following the completion of such inventory.

                        (ii) The Borrower, within Thirty (30) days following the completion of such inventory, shall provide the Lender with a reconciliation of the results of each such inventory (as well as of any other physical inventory undertaken by the Borrower) and shall post such results to the Borrower's stock ledger and, as applicable to the Borrower's other financial books and records.

                        (iii) The Lender, in its discretion, may cause such additional inventories to be taken as the Lender determines (each at the expense of the Borrower).

                (c) The Lender contemplates conducting Three (3) appraisals of the Collateral during any Twelve (12) month period during which this Agreement is in effect, conducted by such appraisers as are satisfactory to the Lender, each at the expense of the Borrower. The Lender, in its discretion, may conduct such additional appraisals as the Lender determines (each at the expense of the Borrower).

                (d) The Lender contemplates conducting Three (3) commercial finance field examinations and audits of the Borrower's books and records during any Twelve (12) month period during which this Agreement is in effect, each at the expense of the Borrower. The Lender, in its discretion, may conduct such additional commercial finance field examinations and audits as the Lender determines (each at the expense of the Borrower).

        5.9.    ADDITIONAL FINANCIAL INFORMATION.

                (a) In addition to all other information required to be provided pursuant to this Article 5, the Borrower promptly shall provide the Lender, with such other additional information concerning the Borrower, the Collateral, the operation of the Borrower's business, and the Borrower's financial condition, including original counterparts of financial reports and statements, as the Lender may from time to time request from the Borrower.

                (b) The Borrower may provide the Lender, from time to time hereafter, with updated forecasts of the Borrower's anticipated performance and operating results.

                (c) In all events, the Borrower, no sooner than Ninety (90) nor later than Thirty (30) days prior to the end of each of the Borrower's fiscal years, shall provide the Lender with an updated and extended forecast which shall go out at least through the end of the then next fiscal year and shall include an income statement, balance sheet, and statement of cash flow, by month, and each prepared in conformity with GAAP and in a manner consistent with the Borrower's then current practices.

                (d) The Lender, following the receipt of any of such forecast, may, but shall not be under any obligation to, provide its written acceptance of such forecast (in which event, such forecast shall become the Business Plan).

                (e) The Borrower recognizes that all appraisals, inventories, analysis, financial information, and other materials which the Lender may obtain, develop, or receive with respect to the Borrower is confidential to the Lender and that, except for the physical inventories and collateral appraisals and as otherwise provided herein, the Borrower is not entitled to receipt of any of such appraisals, inventories, analysis, financial information, and other materials, nor copies or extracts thereof or therefrom.

                (f) The Lender agrees to keep all appraisals, inventories, analysis, financial information, and other materials which Lender may obtain, develop, or receive with respect to the Borrower in a confidential manner pursuant to the terms of Section 14.2.

ARTICLE 6 - USE OF COLLATERAL:

        6.1.    USE OF INVENTORY COLLATERAL.

                (a) The Borrower shall not engage in any of the following with respect to its Inventory:

                        (i)     Any sale other than

                                (A) for fair consideration in the conduct of the Borrower's business in the ordinary course (for the avoidance of doubt, sales that take place at Temporary Locations shall be deemed to be sales for fair consideration in the conduct of the Borrower's business in the ordinary course) or,

                                (B)     a Permitted Disposition.

                        (ii)    Sales or other dispositions to creditors.

                        (iii) Sales or other dispositions in bulk (other than as part of a Permitted Disposition).

                        (iv) Sales of any Collateral in breach of any provision of this Agreement.

                (b) No sale of Inventory shall be on consignment, approval, or under any other circumstances such that such Inventory may be returned to the Borrower without the consent of the Lender, other than Inventory returnable by customers in the ordinary course of Borrower's business.

                (c) The Borrower shall maintain in full force and effect the Master Services Agreement dated March 21, 2005 entered into by and between the Borrower and NewRoads, Inc., and shall not amend or modify that agreement in any respect without the prior written consent of the Lender. At the Lender's request, the Borrower shall provide the Lender with copies of all statements of account, documents, notices, and other communication received by the Borrower from NewRoads, Inc. immediately upon receipt by the Borrower, and shall simultaneously provide the Lender with a copy of any communication forwarded by the Borrower to NewRoads, Inc.

        6.2.    INVENTORY QUALITY.

        All Inventory included in the calculation of the Borrowing Base now owned or hereafter acquired by the Borrower is and will be of good and merchantable quality and free from defects (other than defects within customary trade tolerances).

        6.3.    ADJUSTMENTS AND ALLOWANCES.

        The Borrower may grant such allowances or other adjustments to the Borrower's Account Debtors (exclusive of extending the time for payment of any Account or Account Receivable, which shall not be done without first obtaining the Lender's prior written consent in each instance) as the Borrower may reasonably deem to accord with sound business practice; provided, however, the authority granted the Borrower pursuant to this Section 6.3 may be limited or terminated by the Lender at any time following the occurrence and during the continuance of an Event of Default in the Lender's discretion.

        6.4.    VALIDITY OF ACCOUNTS.

                (a) The amount of each Account shown on the books, records, and invoices of the Borrower represented as owing by each Account Debtor is and will be the correct amount actually owing by such Account Debtor and shall have been fully earned by performance by the Borrower.

                (b) The Lender from time to time may verify the Receivables Collateral directly with the Borrower's Account Debtors, such verification to be undertaken in keeping with commercially reasonable commercial lending standards.

                (c) The Borrower has no knowledge of any impairment of the validity or collectability of any of the Accounts except with respect to doubtful Accounts as indicated on the current Borrowing Base Certificate. The Borrower shall notify the Lender of any such impairment immediately after the Borrower becomes aware of any such impairment.

        6.5.    NOTIFICATION TO ACCOUNT DEBTORS.

        The Lender shall have the right (whether or not an Event of Default has occurred) to notify any of the Borrower's Account Debtors to make payment directly to the Lender and to collect all amounts due on account of the Collateral.

ARTICLE 7 - CASH MANAGEMENT. PAYMENT OF LIABILITIES:

        7.1.    THE CONCENTRATION, BLOCKED, AND OPERATING ACCOUNTS.

                (a) The following checking accounts have been or will be established (and are so referred to herein):

                        (i) The "Concentration Account" (so referred to herein): Established by the Lender with Wells Fargo Bank, N. A.

                        (ii)    The "Blocked Account" (so referred to herein):
        Established by the Borrower with Wachovia Bank, National Association.

                        (iii)   The "Operating Account" (so referred to herein):
        Established by the Borrower with [Wachovia Bank, National Association].

                (b) The contents of the Blocked Account constitutes Collateral and Proceeds of Collateral. The contents of the Concentration Account constitutes the Lender's property.

                (c) The Borrower shall pay all fees and charges of, and maintain such impressed balances as may be required by the depository in which any account is opened as required hereby (even if such account is opened by and/or is the property of the Lender).

        7.2.    CREDIT CARD AND OTHER CREDIT FINANCING RECEIPTS.

                (a) Annexed hereto as EXHIBIT 7.2, is a Schedule which describes all arrangements to which the Borrower is a party with respect to the payment to the Borrower of the proceeds of credit card charges and other credit finance arrangements for sales by the Borrower.

                (b) The Borrower shall deliver to the Lender, as a condition to the effectiveness of this Agreement, notification, executed on behalf of the Borrower, to each of the Borrower's credit card clearinghouses and processors and other providers of credit financing of notice (in form satisfactory to the Lender), which notice provides that payment of all credit card charges and credit financings submitted by the Borrower to that clearinghouse or other processor or provider and any other amount payable to the Borrower by such clearinghouse or other processor or provider shall be directed to the Blocked Account or as otherwise designated by the Lender upon the occurrence and during the continuance of a Cash Dominion Event. The Borrower shall not change such direction or designation except upon and with the prior written consent of the Lender.

        7.3.    PROCEEDS AND COLLECTIONS.

                (a) All Receipts and all cash proceeds of any sale or other disposition of any of the Borrower's assets:

                        (i)     Constitute Collateral and proceeds of
        Collateral.

                        (ii) Shall be held in trust by the Borrower for the Lender.

                        (iii) Shall not be commingled with any of the Borrower's other funds.

                        (iv) Shall be deposited and/or transferred only to the Operating Account, Blocked Account or the Concentration Account in accordance with this Article 7.

                (b) The Borrower shall cause the ACH or wire transfer to the Blocked Account or, upon the occurrence and during the continuance of a Cash Dominion Event, the Concentration Account, not less frequently than daily (and whether or not there is then an outstanding balance in the Loan Account) of the proceeds of all credit card charges not otherwise provided for pursuant hereto. Telephone advice (confirmed by written notice) shall be provided to the Lender on each Business Day on which any such transfer is made.

                (c) Whether or not any Liabilities are then outstanding, from and after the occurrence and during the continuance of any Cash Dominion Event, the Borrower shall cause the ACH or wire transfer to the Concentration Account, no less frequently than daily, of then entire ledger balance of the Blocked Account, net of such minimum balance, not to exceed $1,000.00 as may be required to be maintained in the Blocked Account by the depository which the Blocked Account is maintained.

                (d) In the event that, notwithstanding the provisions of this Section 7.3, the Borrower receives or otherwise has dominion and control of any Receipts, or any proceeds or collections of any Collateral, such Receipts, proceeds, and collections shall be held in trust by the Borrower for the Lender and shall not be commingled with any of the Borrower's other funds or deposited in any account of the Borrower other than as instructed by the Lender.

        7.4.    PAYMENT OF LIABILITIES.

                (a) On each Business Day after the occurrence and during the continuance of a Cash Dominion Event, the Lender shall apply the then collected balance of the Concentration Account (net of fees charged, and of such impressed balances as may be required by the bank at which the Concentration Account is maintained) towards the unpaid balance of the Loan Account and all other Liabilities, provided, however, for purposes of the calculation of interest on the unpaid principal balance of the Loan Account, such payment shall be deemed to have been made One (1) Business Days after such transfer.

                (b) The following rules shall apply to deposits and payments under and pursuant to this Section 7.3:

                        (i) Funds shall be deemed to have been deposited to the Concentration Account on the Business Day on which deposited, provided that notice of such deposit is available to the Lender by 2:00PM on that Business Day.

                        (ii) Funds paid to the Lender, other than by deposit to the Concentration Account, shall be deemed to have been received on the Business Day when they are good and collected funds, provided that notice of such payment is available to the Lender by 2:00PM on that Business Day.

                        (iii) If notice of a deposit to the Concentration Account (Section 7.4(b)(i) or payment (Section 7.4(b)(ii)) is not available to the Lender until after 2:00PM on a Business Day, such deposit or payment shall be deemed to have been made at 9:00AM on the then next Business Day.

                        (iv) All deposits to the Concentration Account and other payments to the Lender are subject to clearance and collection.

                (c) The Lender shall transfer to the Operating Account any surplus in the Concentration Account remaining after the application towards the Liabilities referred to in Section 7.4(a) (less those amount which are to be netted out, as provided therein) provided, however, in the event that

                        (i)     the Borrower is In Default; and

                        (ii)    one or more L/C's are then outstanding,

        then the Lender may establish a funded reserve of up to 103% of the aggregate Stated Amounts of such L/C's. Such funded reserve shall either be (i) returned to the Borrower provided that no Borrower is In Default or (ii) applied towards the Liabilities following the occurrence of any Event of Default described in Section 10.11 or acceleration following the occurrence of any other Event of Default.

        7.5.    THE OPERATING ACCOUNT.

        Except as otherwise specifically provided in, or permitted by, this Agreement, all checks shall be drawn by the Borrower upon, and other disbursements shall be made by the Borrower solely from, the Operating Account.

ARTICLE 8 - GRANT OF SECURITY INTEREST:

        8.1.    GRANT OF SECURITY INTEREST.

        To secure the Borrower's prompt, punctual, and faithful performance of all and each of the Liabilities, the Borrower hereby grants to the Lender, a continuing security interest in and to, and assigns to the Lender, the following, and each item thereof, whether now owned or now due, or in which the Borrower has an interest, or hereafter acquired, arising, or to become due, or in which the Borrower obtains an interest, and all products, Proceeds, substitutions, and accessions of or to any of the following (all of which, together with any other property in which the Lender may in the future be granted a security interest, is referred to herein as the "Collateral"):

                (a)     All Accounts and accounts receivable.

                (b)     All Inventory.

                (c) All General Intangibles (other than a Non-Assignable Contractual Interest).

                (d)     All Goods.

                (e)     All Chattel Paper.

                (f)     All Letter-of-Credit Rights.

                (g)     All Payment Intangibles.

                (h)     All Supporting Obligations.

                (i) All books, records, and information relating to the Collateral and/or to the operation of the Borrower's business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded, and maintained.

                (j) All Leasehold Interests (other than a Non-Assignable Contractual Interest).

                (k) All Investment Property, Instruments, Documents, Deposit Accounts, money, policies and certificates of insurance, deposits, impressed accounts, compensating balances, cash, or other property.

                (l) All insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates arise out of any of the foregoing (Section 8.1(a) through 8.1(k)) or otherwise.

                (m) All liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing (Section 8.1(a) through 8.1(l)), including the right of stoppage in transit.

        8.2.    EXTENT AND DURATION OF SECURITY INTEREST.

                (a) The security interest created and granted herein is in addition to, and supplemental of, any security interest previously granted by the Borrower to the Lender and shall continue in full force and effect applicable to all Liabilities until both:

                        (i) all Liabilities have been paid and/or satisfied in full, including those arrangements set forth in Section 13.2(d); and

                        (ii) the security interest created herein is specifically terminated in writing by a duly authorized officer of the Lender.

                (b) It is intended that the Collateral Interests created herein extend to and cover all assets of the Borrower.

ARTICLE 9 - LENDER AS BORROWER'S ATTORNEY-IN-FACT:

        9.1.    APPOINTMENT AS ATTORNEY-IN-FACT.

        The Borrower hereby irrevocably constitutes and appoints the Lender (acting through any officer of the Lender) as the Borrower's true and lawful attorney, with full power of substitution, following the occurrence and during the continuance of an Event of Default, to convert the Collateral into cash at the sole risk, cost, and expense of the Borrower, but for the sole benefit of the Lender. The rights and powers granted to the Lender by this appointment include but are not limited to the right and power to:

                (a) Prosecute, defend, compromise, or release any action relating to the Collateral.

                (b) Sign change of address forms to change the address to which the Borrower's mail is to be sent to such address as the Lender shall designate; receive and open the Borrower's mail; remove any Receivables Collateral and Proceeds of Collateral therefrom and turn over the balance of such mail either to the Borrower or to any trustee in bankruptcy or receiver of the Borrower, or other legal representative of the Borrower whom the Lender determines to be the appropriate person to whom to so turn over such mail.

                (c) Endorse the name of the Borrower in favor of the Lender upon any and all checks, drafts, notes, acceptances, or other items or instruments; sign and endorse the name of the Borrower on, and receive as secured party, any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title respectively relating to the Collateral.

                (d) Sign the name of the Borrower on any notice to the Borrower's Account Debtors or verification of the Receivables Collateral; sign the Borrower's name on any proof of claim in bankruptcy against Account Debtors, and on notices of lien, claims of mechanic's liens, or assignments or releases of mechanic's liens securing the Accounts.

                (e) Take all such action as may be necessary to obtain the payment of any letter of credit and/or banker's acceptance of which the Borrower is a beneficiary.

                (f) Repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of the Borrower.

                (g) Use, license or transfer any or all General Intangibles of the Borrower.

        9.2.    NO OBLIGATION TO ACT.

        The Lender shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 9.1, but if the Lender elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to the Borrower for any act or omission to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Lender has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act had been grossly negligent or in actual bad faith.

ARTICLE 10 - EVENTS OF DEFAULT:

        The occurrence of any event described in this Article 10 respectively shall constitute an "Event of Default" herein. The occurrence of any Event of Default shall also constitute, without notice or demand, a default under all other agreements between the Lender and the Borrower and instruments and papers heretofore, now, or hereafter given to the Lender by the Borrower.

        10.1.   FAILURE TO PAY THE REVOLVING CREDIT.

        The failure by the Borrower to pay when due any principal of, interest on, or fees in respect of, the Revolving Credit.

        10.2.   FAILURE TO MAKE OTHER PAYMENTS.

        The failure by the Borrower to pay when due (or upon demand, if payable on demand) any payment Liability other than any payment liability on account of the principal of, or interest on, or fees in respect of, the Revolving Credit, and such failure continues without cure for a period of Five (5) days.

        10.3.   FAILURE TO PERFORM COVENANT OR LIABILITY (NO GRACE PERIOD).

        The failure by the Borrower to promptly, punctually, faithfully and timely perform, discharge, or comply with any covenant or Liability included in any of the following provisions hereof:

           Section Relates to
           ------------------
           4.7                 Indebtedness
           4.19                Dividends. Investments. Other  Corporate Actions
           4.23                Affiliate Transactions
           Article 7           Cash Management

        10.4.   FAILURE TO PERFORM COVENANT OR LIABILITY (GRACE PERIOD).

        The failure by the Borrower to comply with (i) any covenant or L`iability in Section 4.14 or Article 5 which failure continues without cure for a period of Five (5) days following the earlier of the Borrower's knowledge of such breach or of its receipt of written notice from the Lender of such breach) or (ii) any covenant or Liability not described in Sections 10.1, 10.2 or 10.3, or 10.4(i) which failure continues without cure for a period of Ten (10) days following the earlier of the Borrower's knowledge of such breach or of its receipt of written notice from the Lender of such breach).

        10.5.   MISREPRESENTATION.

        The determination by the Lender that any representation or warranty at any time made by the Borrower to the Lender was not true or complete in all material respects when given.

        10.6.   ACCELERATION OF OTHER DEBT; BREACH OF LEASE.

        The occurrence of any event such that any Indebtedness in excess of $100,000 of the Borrower to any creditor other than the Lender could be accelerated, other than Indebtedness to a Soros Entity which is subject to the terms and conditions of the Subordination Agreement and which is waived by such Soros Entity before such Soros Entity shall take any action with respect to such event under the applicable instrument, or, without the consent of the Borrower, any material Lease could be terminated (whether or not the subject creditor or lessor takes any action on account of such occurrence).

        10.7.   DEFAULT UNDER OTHER AGREEMENTS.

        The occurrence of any breach in any material respect of any covenant or Liability imposed by, or of any default under, any agreement (including any Loan Document) between the Lender and the Borrower or instrument given by the Borrower to the Lender and the expiry, without cure, of any applicable grace period (notwithstanding that the Lender may not have exercised all or any of its rights on account of such breach or default).

        10.8.   UNINSURED CASUALTY LOSS.

        The occurrence of any uninsured loss, theft, damage, or destruction of or to any material portion of the Collateral.

        10.9.   ATTACHMENT; JUDGMENT; RESTRAINT OF BUSINESS.

                (a) Other than claims which the Lender determines in its commercially reasonable judgment are frivolous or which are for less than $100,000 in the aggregate, the service of process upon the Lender seeking to attach, by trustee, mesne, or other process, any funds of the Borrower on deposit with, or assets of the Borrower in the possession of, the Lender.

                (b) The entry of any judgment in excess of $250,000 against the Borrower, which judgment is not satisfied (if a money judgment) or appealed from (with execution or similar process stayed) within Thirty (30) days of its entry.

                (c) The entry of any order or the imposition of any other process having the force of law, the effect of which is to restrain in any material way the conduct by the Borrower of its business in the ordinary course.

        10.10.  BUSINESS FAILURE.

        Any act by, against, or relating to the Borrower, or its property or assets, which act constitutes the determination, by the Borrower, to initiate a program of partial or total self-liquidation; application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, over all, or a material part of the Borrower's property; the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of the Borrower, or the occurrence of any other voluntary or involuntary liquidation; the offering by or entering into by the Borrower of any composition, extension, or any other arrangement seeking relief from or extension of the debts of the Borrower; or the initiation of any judicial or non-judicial proceeding or agreement by, against, or including the Borrower which seeks or intends to accomplish a reorganization or arrangement with creditors; and/or the initiation by or on behalf of the Borrower of the liquidation or winding up of all or any material part of the Borrower's business or operations.

        10.11.  BANKRUPTCY.

        The failure by the Borrower to generally pay the debts of the Borrower as they mature; adjudication of bankruptcy or insolvency relative to the Borrower; the entry of an order for relief or similar order with respect to the Borrower in any proceeding pursuant to the Bankruptcy Code or any other federal bankruptcy law; the filing of any complaint, application, or petition by the Borrower initiating any matter in which the Borrower is or may be granted any relief from the debts of the Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure; the filing of any complaint, application, or petition against the Borrower initiating any matter in which the Borrower is or may be granted any relief from the debts of the Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure, which complaint, application, or petition is not timely contested in good faith by the Borrower by appropriate proceedings or, if so contested, is not dismissed within Sixty
(60) days of when filed.

        10.12.  INDICTMENT - FORFEITURE.

        The indictment of, or institution of any legal process or proceeding against, the Borrower, under any Applicable Law where the relief, penalties, or remedies sought or available include the forfeiture of a material portion of the Borrower's property and/or the imposition of any stay or other order, the effect of which is reasonably likely to result in a Material Adverse Change.

        10.13.  CHALLENGE TO LOAN DOCUMENTS.

                (a) Any challenge by or on behalf of the Borrower to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto.

                (b) Any determination by any court or any other judicial or government authority that any Loan Document is not enforceable strictly in accordance with the subject Loan Document's terms or which voids, avoids, limits, or otherwise adversely affects any security interest created by any Loan Document or any payment made pursuant thereto.

        10.14.  CHANGE IN CONTROL.

        Any Change in Control.

ARTICLE 11 - RIGHTS AND REMEDIES UPON DEFAULT:

        11.1.   ACCELERATION.

        Upon the occurrence and during the continuance of any Event of Default as described in Section 10.11, all Indebtedness of the Borrower to the Lender shall be immediately due and payable. Upon the occurrence and during the continuance of any Event of Default other than as described in Section 10.11, the Lender may (and on the issuance of Acceleration Notice(s) requisite to the causing of Acceleration, the Lender shall) declare all Indebtedness of the Borrower to the Lender to be immediately due and payable and may exercise all of the Lender's Rights and Remedies as the Lender from time to time thereafter determines as appropriate.

        11.2.   RIGHTS OF ENFORCEMENT.

        The Lender shall have all of the rights and remedies of a secured party upon default under the UCC, in addition to which the Lender shall have all and each of the following rights and remedies:

                (a) To give notice to any bank at which any DDA or Blocked Account is maintained and in which Proceeds of Collateral are deposited, to turn over such Proceeds directly to the Lender.

                (b) To give notice to any customs broker of the Borrower to follow the instructions of the Lender as provided in any written agreement or undertaking of such broker in favor of the Lender.

                (c) To collect the Receivables Collateral with or without the taking of possession of any of the Collateral.

                (d) To take possession of all or any portion of the Collateral.

                (e) To sell, lease, or otherwise dispose of any or all of the Collateral, in its then condition or following such preparation or processing as the Lender deems advisable and with or without the taking of possession of any of the Collateral.

                (f) To apply the Receivables Collateral or the Proceeds of the Collateral towards (but not necessarily in complete satisfaction of) the Liabilities.

                (g) To exercise all or any of the rights, remedies, powers, privileges, and discretions under all or any of the Loan Documents.

        11.3.   SALE OF COLLATERAL.

                (a) Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Lender deems advisable, having due regard to compliance with any statute or regulation which might affect, limit, or apply to the Lender's disposition of the Collateral.

                (b) Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Lender shall provide the Borrower such notice as may be practicable under the circumstances), the Lender shall give the Borrower at least Ten (10) days prior notice, by authenticated record, of the date, time, and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. The Borrower agrees that such written notice shall satisfy all requirements for notice to the Borrower which are imposed under the UCC or other applicable law with respect to the exercise of the Lender's rights and remedies upon default.

                (c) The Lender may purchase the Collateral, or any portion of it at any sale held under this Article.

                (d) If any of the Collateral is sold, leased, or otherwise disposed of by the Lender on credit, the Liabilities shall not be deemed to have been reduced as a result thereof unless and until payment is finally received thereon by the Lender.

        The Lender shall apply the proceeds of the Lender's exercise of its rights and remedies upon default pursuant to this Article 11.

        11.4.   OCCUPATION OF BUSINESS LOCATION.

        In connection with the Lender's exercise of the Lender's rights under this Article 11 upon the occurrence and during the continuance of an Event of Default, the Lender may enter upon, occupy, and use any premises owned or occupied by the Borrower, and may exclude the Borrower from such premises or portion thereof as may have been so entered upon, occupied, or used by the Lender. The Lender shall not be required to remove any of the Collateral from any such premises upon the Lender's taking possession thereof, and may render any Collateral unusable to the Borrower. In no event shall the Lender be liable to the Borrower for use or occupancy by the Lender of any premises pursuant to this Article 11, nor for any charge (such as wages for the Borrower's employees and utilities) incurred in connection with the Lender's exercise of the Lender's Rights and Remedies.

        11.5.   GRANT OF NONEXCLUSIVE LICENSE.

        The Borrower hereby grants to the Lender a royalty-free nonexclusive irrevocable license to, upon the occurrence and during the continuance of an Event of Default, use, apply, and affix any trademark, trade name, logo, or the like in which the Borrower now or hereafter has rights, such license being with respect to the Lender's exercise of the rights hereunder including, without limitation, in connection with any completion of the manufacture of Inventory or sale or other disposition of Inventory.

        11.6.   ASSEMBLY OF COLLATERAL.

        In connection with the Lender's exercise of the Lender's rights under this Article 11 upon the occurrence and during the continuance of an Event of Default, the Lender may require the Borrower to assemble the Collateral and make it available to the Lender at the Borrower's sole risk and expense at a place or places which are reasonably convenient to both the Lender and the Borrower.

        11.7.   RIGHTS AND REMEDIES.

        The rights, remedies, powers, privileges, and discretions of the Lender hereunder (herein, the "Lender's Rights and Remedies") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Lender in exercising or enforcing any of the Lender's Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Lender of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Lender's Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Lender and any person, at any time, shall preclude the other or further exercise of the Lender's Rights and Remedies. No waiver by the Lender of any of the Lender's Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. The Lender's Rights and Remedies may be exercised at such time or times and in such order of preference as the Lender may determine. The Lender's Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.

ARTICLE 12 - NOTICES:

        12.1.   NOTICE ADDRESSES.

        All notices, demands, and other communications made in respect of any Loan Document (other than a request for a loan or advance or other financial accommodation under the Revolving Credit) shall be made to the following addresses, each of which may be changed upon Seven (7) days written notice to all others given by certified mail, return receipt requested:

                If to the Lender:

                Wells Fargo Retail Finance, LLC
                One Boston Place - - 18th Floor
                Boston, Massachusetts 02108
                Attention  :  David Molinario
                              Vice President
                Fax        :  617-523-4032

                With a copy to:

                Riemer & Braunstein LLP
                Three Center Plaza
                Boston, Massachusetts 02108
                Attention  :  Donald E. Rothman, Esquire
                Fax        :  617-692-3456

                If to the Borrower:

                Bluefly, Inc.
                42 West 39th Street
                New York, New York 10018
                Attention  :  Patrick C. Barry
                              Chief Financial Officer
                Fax        :

                With a copy to:

                Dechert LLP
                30 Rockefeller Plaza
                New York, NY 10112
                Attention  :  Richard A. Goldberg, Esq.
                Fax        :  212-698-3599

        12.2.   NOTICE GIVEN.

                (a) Except as otherwise specifically provided herein, notices shall be deemed made and correspondence received, as follows (all times being local to the place of delivery or receipt):

                        (i) By mail: the sooner of when actually received or Three (3) days following deposit in the United States mail, postage prepaid.

                        (ii) By recognized overnight express delivery: the Business Day following the day when sent.

                        (iii) By Hand: If delivered on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, when delivered. Otherwise, at the opening of the then next Business Day.

                        (iv) By Facsimile transmission (which must include a header on which the party sending such transmission is indicated): If sent on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, one (1) hour after being sent. Otherwise, at the opening of the then next Business Day.

                (b) Rejection or refusal to accept delivery and inability to deliver because of a changed address or Facsimile Number for which no due notice was given shall each be deemed receipt of the notice sent.

        12.3.   WIRE INSTRUCTIONS. NOTICE GIVEN.

        Subject to change in the same manner that a notice address may be changed (as to which, see Section 12.1), wire transfers to the Lender shall be made in accordance with the following wire instructions:

                Wells Fargo Bank
                San Francisco, CA
                ABA # 121-000-248
                Wells Fargo Retail Finance, LLC
                Account Number  ____________
                Ref: Bluefly, Inc.

ARTICLE 13 - TERM:

        13.1.   TERMINATION OF REVOLVING CREDIT.

        The Revolving Credit shall remain in effect (subject to suspension as provided in Section 2.7) until the Termination Date.

        13.2.   ACTIONS ON TERMINATION.

                (a) On the Termination Date, the Borrower shall pay the Lender (whether or not then due), in immediately available funds, all then Liabilities including, without limitation: the following:

                        (i) The entire balance of the Loan Account (including the unpaid principal balance of the Revolving Credit Loans).

                        (ii)    Any payments due on account of the
indemnification obligations included in Section 2.11(e).

                        (iii)   Any accrued and unpaid Unused Line Fee.

                        (iv) Any applicable Revolving Credit Early Termination Fee.

                        (v) All unreimbursed costs and expenses of the Lender for which the Borrower is responsible.

                        (vi) All other Liabilities, other than Bank Products, Bank Product Obligations and L/C's, to the extent the Borrower complies with Sections 13.2 (b) and (c).

                (b) On the Termination Date, the Borrower shall also shall make such arrangements concerning any L/C's and any Bank Products and Bank Product Obligations then outstanding as are reasonably satisfactory to the Lender.

                (c) Until such payment (Section 13.2(a)) and arrangements concerning L/C's, Bank Products, and Bank Product Obligations (Section 13.2(b)), all provisions of this Agreement, other than those included in Article 2 which place any obligation on the Lender to make any loans or advances or to provide any financial accommodations to the Borrower shall remain in full force and effect until all Liabilities shall have been paid in full.

                (d) On the Termination Date, the Borrower shall make such arrangements with respect to any other continuing Liabilities (such as the Borrower's continuing Liability to reimburse the Lender as set forth in Section
14.9 and continuing indemnification Liability set forth in Section 14.13) as are reasonably satisfactory to the Lender, such as by the establishment and funding of cash collateral reserve accounts in such amounts as the Lender, in its sole and exclusive discretion, may determine. The release by the Lender of the Collateral Interests granted to the Lender by the Borrower hereunder may be upon such other terms, conditions, and indemnifications as the Lender may require.

ARTICLE 14 - GENERAL:

        14.1.   PROTECTION OF COLLATERAL.

        The Lender has no duty as to the collection or protection of the Collateral beyond the safe custody of such of the Collateral as may come into the possession of the Lender.

        14.2.   CONFIDENTIALITY.

        The Lender agrees to use commercially reasonable efforts to treat in a confidential manner any non-public information regarding Borrower, its operations, assets, and existing and contemplated business plans which is provided by Borrower to Lender pursuant to this Agreement, and not to disclose such non-public information to Persons who are not parties to this Agreement except with the prior consent of the Borrower (which consent shall not be unreasonably withheld or delayed), and except that such restrictions shall not apply to information:

                (a) provided by Lender to attorneys and other advisors, accountants, auditors, and consultants who need such information in connection with their work,

                (b) provided by Lender to subsidiaries and Affiliates of the Lender, provided that any such subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 14.2,

                (c) as may be required by statute, decision, or judicial or administrative order, rule, or regulation,

                (d) as may be requested or required by any Governmental Authority pursuant to any subpoena or other legal process (in which case the Lender shall, if permitted by law) provide notice to the Borrower and an opportunity to seek a protective order, in each case to the extent commercially reasonable to do so),

                (e) that is or becomes generally available to the public (other than as a result of prohibited disclosure by the Lender),

                (f) as was available to Lender on a non-confidential basis prior to its disclosure by Lender, has becomes available to Lender on a non-confidential basis from a Person who, to the best knowledge of Lender, is not otherwise bound by a confidentiality agreement with Borrower or is not otherwise prohibited from transmitting the information to Lender;

                (g) in connection with any assignment, prospective assignment, sale, prospective sale, participation or prospective participations, or pledge or prospective pledge of any of the Lender's interest under this Agreement, provided that any such assignee, prospective assignee, purchaser, prospective purchaser, participant, prospective participant, pledgee, or prospective pledgee shall have agreed in writing to receive such information hereunder subject to the terms of this Section 14.2,

                (h) in connection with requests from Borrower's vendors for credit reference with respect to Borrower; and

                (i) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents.

        Unless sooner terminated by agreement of the parties, the agreements contained in this Section 14.2 shall terminate, as to Lender One (1) year after the termination of this Agreement (but Three (3) years after the termination of this Agreement with respect to vendor information, and an indefinite period of time with respect to customer lists, unless and to the extent that disclosure is required by law, rule, or regulation, or pursuant to any administrative or court order), provided that any such termination shall not relieve the parties of their obligations under this Section 14.2 with respect to Confidential Information disclosed prior to the termination hereof.

        14.3.   PUBLICITY.

        The Lender may issue a "tombstone" notice of the establishment of the credit facility contemplated by this Agreement and may make reference to the Borrower (and may utilize any logo or other distinctive symbol associated with the Borrower) in connection with any advertising, promotion, or marketing (including reference in any "case study" of the creditor facility contemplated hereby) undertaken by the Lender.

        14.4.   SUCCESSORS AND ASSIGNS.

        This Agreement shall be binding upon the Borrower and its representatives, successors, and assigns and shall inure to the benefit of the Lender and their respective successors and assigns, provided, however, no trustee or other fiduciary appointed with respect to the Borrower shall have any rights hereunder. In the event that the Lender assigns or transfers its rights under this Agreement, including without limitation, any assignment in connection with the exercise by any of the Soros Entities of their "Buyout Option" as set forth in the Subordination Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of such assignor hereunder and such assignor shall thereupon be discharged and relieved from its duties and obligations hereunder.

        14.5.   SEVERABILITY.

        Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

        14.6.   AMENDMENTS. COURSE OF DEALING.

                (a) This Agreement and the other Loan Documents incorporate all discussions and negotiations between the Borrower and the Lender, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof. No failure by the Lender to give notice to the Borrower of the Borrower's having failed to observe and comply with any warranty or covenant included in any Loan Document shall constitute a waiver of such warranty or covenant or the amendment of the subject Loan Document. No change made by the Lender to the manner by which the Borrowing Base is determined shall obligate the Lender to continue to determine the Borrowing Base in that manner.

                (b) The Borrower may undertake any action otherwise prohibited hereby, and may omit to take any action otherwise required hereby, upon and with the express prior written consent of the Lender. No consent, modification, amendment, or waiver of any provision of any Loan Document shall be effective unless executed in writing by or on behalf of the party to be charged with such modification, amendment, or waiver (and if such party is the Lender then by a duly authorized officer thereof). Any modification, amendment, or waiver provided by the Lender shall be in reliance upon all representations and warranties theretofore made to the Lender by or on behalf of the Borrower (and any guarantor, endorser, or surety of the Liabilities) and consequently may be rescinded in the event that any of such representations or warranties was not true and complete in all material respects when given.

        14.7.   POWER OF ATTORNEY.

        In connection with all powers of attorney included in this Agreement, the Borrower hereby grants unto the Lender (acting through any of its officers) full power to do any and all things necessary or appropriate in connection with the exercise of such powers as fully and effectually as the Borrower might or could do, hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement. No power of attorney set forth in this Agreement shall be affected by any disability or incapacity suffered by the Borrower and each shall survive the same. All powers conferred upon the Lender by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Lender.

        14.8.   APPLICATION OF PROCEEDS.

        The proceeds of any collection, sale, or disposition of the Collateral, or of any other payments received hereunder, shall be applied towards the Liabilities in such order and manner as the Lender determines in its sole discretion. The Borrower shall remain liable for any deficiency remaining following such application.

        14.9.   INCREASED COSTS.

        If, as a result of any Requirement of Law, or of the interpretation or application thereof by any court or by any governmental or other authority or entity charged with the administration thereof, whether or not having the force of law, which:

                (a) subjects the Lender to any taxes or changes the basis of taxation, or increases any existing taxes, on payments of principal, interest or other amounts payable by the Borrower to the Lender under this Agreement (except for taxes on the Lender based on net income or capital imposed by the jurisdiction in which the principal or lending offices of the Lender is located);

                (b) imposes, modifies or deems applicable any reserve, cash margin, special deposit or similar requirements against assets held by, or deposits in or for the account of or loans by or any other acquisition of funds by the relevant funding office of the Lender;

                (c) imposes on the Lender any other condition with respect to any Loan Document; or

                (d) imposes on the Lender a requirement to maintain or allocate capital in relation to the Liabilities;

        and the result of any of the foregoing, in the Lender's reasonable opinion, is to increase the cost to the Lender of making or maintaining any loan, advance or financial accommodation or to reduce the income receivable by the Lender in respect of any loan, advance or financial accommodation by an amount which the Lender deems to be material, then upon written notice from the Lender, from time to time, to the Borrower (such notice to set out in reasonable detail the facts giving rise to and a summary calculation of such increased cost or reduced income), the Borrower shall forthwith pay to the Lender, upon receipt of such notice, that amount which shall compensate the Lender for such additional cost or reduction in income.

        14.10.  COSTS AND EXPENSES OF THE LENDER.

                (a) The Borrower shall pay from time to time on demand all Costs of Collection and all reasonable costs, expenses, and disbursements (including attorneys' reasonable fees and expenses) which are incurred by the Lender in connection with the preparation, negotiation, execution, and delivery of this Agreement and of any other Loan Documents, and all other reasonable costs, expenses, and disbursements which may be incurred in connection with or in respect to the credit facility contemplated hereby or which otherwise are incurred with respect to the Liabilities.

                (b) The Borrower shall pay from time to time on demand all reasonable costs and expenses (including attorneys' reasonable fees and expenses) incurred, following the occurrence of any Event of Default, by the Lender.

                (c) The Borrower authorizes the Lender to pay all such fees and expenses and in the Lender's discretion, to add such fees and expenses to the Loan Account.

                (d)     The undertaking on the part of the Borrower in this
Section 14.10 shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Lender in favor of the Borrower, other than a termination, release, or discharge which makes specific reference to this
Section 14.10.

        14.11.  COPIES AND FACSIMILES.

        Each Loan Document and all documents and papers which relates thereto which have been or may be hereinafter furnished to the Lender may be reproduced by the Lender by any photographic, microfilm, xerographic, digital imaging, or other process, and such Person making such reproduction may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise shall be so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

        14.12.  MASSACHUSETTS LAW.

        This Agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the law of The Commonwealth of Massachusetts.

        14.13.  CONSENT TO JURISDICTION.

                (a) The Borrower agrees that any legal action, proceeding, case, or controversy against the Borrower with respect to any Loan Document may be brought in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, as the Lender may elect in the Lender's sole discretion. By execution and delivery of this Agreement, the Borrower, for itself and in respect of its property, accepts, submits, and consents generally and unconditionally, to the jurisdiction of the aforesaid courts.

                (b) The Borrower WAIVES personal service of any and all process upon it, and irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the Borrower at the Borrower's address for notices as specified herein, such service to become effective five (5) Business Days after such mailing.

                (c) The Borrower WAIVES any objection based on forum non conveniens and any objection to venue of any action or proceeding instituted under any of the Loan Documents and consents to the granting of such legal or equitable remedy as is deemed appropriate by the Court.

                (d) Nothing herein shall affect the right of the Lender to bring legal actions or proceedings in any other competent jurisdiction.

                (e) The Borrower agrees that any action commenced by the Borrower asserting any claim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, and that such Courts shall have exclusive jurisdiction with respect to any such action.

        14.14.  INDEMNIFICATION.

        The Borrower shall indemnify, defend, and hold the Lender and any of its respective employees, officers, or agents (each, an "Indemnified Person") harmless of and from any claim brought or threatened against any Indemnified Person by the Borrower, any guarantor or endorser of the Liabilities, or any other Person (as well as from attorneys' reasonable fees, expenses, and disbursements in connection therewith) on account of the relationship of the Borrower or of any other guarantor or endorser of the Liabilities, including all costs, expenses, liabilities, and damages as may be suffered by any Indemnified Person in connection with (x) the Collateral; (y) the occurrence of any Event of Default; or (z) the exercise of any rights or remedies under any of the Loan Documents (each of claims which may be defended, compromised, settled, or pursued by the Indemnified Person with counsel of the Lender's selection, but at the expense of the Borrower) other than any claim as to which a final determination is made in a judicial proceeding (in which the Lender and any other Indemnified Person has had an opportunity to be heard), which determination includes a specific finding that the Indemnified Person seeking indemnification had acted in a grossly negligent manner or in actual bad faith. This indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Lender in favor of the Borrower, other than a termination, release, or discharge duly executed on behalf of the Lender which makes specific reference to this Section 14.14.

        14.15.  RULES OF CONSTRUCTION.

        The following rules of construction shall be applied in the interpretation, construction, and enforcement of this Agreement and of the other Loan Documents:

                (a) Unless otherwise specifically provided for herein (and then only to the extent so provided), interest and any fee or charge which is stated as a per annum percentage shall be calculated based on a 360 day year and actual days elapsed.

                (b) Words in the singular include the plural and words in the plural include the singular.

                (c) Unless otherwise specifically provided for herein or in a specific Loan Document (and then only to the extent so provided), as between the parties hereto or to any Loan Document, the definitions of the following terms, as included in the UCC, are deemed to be as follows for purposes of the performance of obligations arising under or in respect of any Loan Document:

                        (i)     "Authenticate" means "signed".

                        (ii) "Record" means written information in a tangible form.

                (d) Cross references to Sections in this Agreement begin with the Article in which that Section appears, and then the Section to which reference is made.

                (e) Titles, headings (indicated by being underlined or shown in Small Capitals) and any Table of Contents are solely for convenience of reference; do not constitute a part of the instrument in which included; and do not affect such instrument's meaning, construction, or effect.

                (f)     The words "includes" and "including" are not limiting.

                (g) Text which follows the words "including, without limitation" (or similar words) is illustrative and not limitational.

                (h) Text which is shown in italics (except for parenthesized italicized text), shown in bold, shown IN ALL CAPITAL LETTERS, or in any combination of the foregoing, shall be deemed to be conspicuous.

                (i)     The words "may not" are prohibitive and not permissive.

                (j) Any reference to a Person's "knowledge" (or words of similar import) are to such Person's knowledge assuming that such Person has undertaken reasonable and diligent investigation with respect to the subject of such "knowledge" (whether or not such investigation has actually been undertaken).

                (k) Terms which are defined in one section of any Loan Document are used with such definition throughout the instrument in which so defined.

                (l) The term "Dollars" and the symbol "$" each refers to United States Dollars.

                (m) Unless limited by reference to a particular Section or provision, any reference to "herein", "hereof", or "within" is to the entire Loan Document in which such reference is made.

                (n) References to "this Agreement" or to any other Loan Document is to the subject instrument as amended to the date on which application of such reference is being made.

                (o) Except as otherwise specifically provided, all references to time are to Boston time.

                (p) In the determination of any notice, grace, or other period of time prescribed or allowed hereunder:

                        (i) Unless otherwise provided (I) the day of the act, event, or default from which the designated period of time begins to run shall not be included and the last day of the period so computed shall be included unless such last day is not a Business Day, in which event the last day of the relevant period shall be the then next Business Day and (II) the period so computed shall end at 5:00 PM on the relevant Business Day.

                        (ii)    The word "from" means "from and including".

                        (iii) The words "to" and "until" each mean "to, but excluding".

                        (iv)    The word "through" means "to and including".

                (q) The Loan Documents shall be construed and interpreted in a harmonious manner and in keeping with the intentions set forth in Section 14.16, provided, however, in the event of any inconsistency between the provisions of this Agreement and any other Loan Document, the provisions of this Agreement shall govern and control.

        14.16.  INTENT.

        It is intended that:

                (a)     This Agreement take effect as a sealed instrument.

                (b) The scope of all Collateral Interests created by the Borrower to secure the Liabilities be broadly construed in favor of the Lender and that they cover all assets of the Borrower.

                (c) All Collateral Interests created in favor of the Lender at any time and from time to time secure all Liabilities, whether now existing or contemplated or hereafter arising.

                (d) All reasonable costs, expenses, and disbursements incurred by the Lender and, to the extent provided in Section 14.10 the Lender, in connection with such Person's relationship(s) with the Borrower shall be borne by the Borrower.

                (e) Unless otherwise explicitly provided herein, the Lender's consent to any action of the Borrower which is prohibited unless such consent is given may be given or refused by the Lender in its sole discretion and without reference to Section 2.16(a).

                (f) The statement in any section hereof that (i) an Event of Default has occurred unless and until cured, or (ii) a provision of this Agreement shall apply only "during the continuance of an Event of Default," (or words of similar import) shall not imply any right or ability of the Borrower to cure any such Event of Default, or any obligation of the Lender to waive any Event of Default or permit the cure of any Event of Default, with any such waiver granted, or cure permitted in the Lender's sole discretion, and without regard to Section 2.16(a). No such waiver or cure, if granted or permitted, shall take effect, unless and until provided for in writing executed by duly authorized officers of the Borrower and the Lender.

        14.17.  RIGHT OF SET-OFF.

        Any and all deposits or other sums at any time credited by or due to the Borrower from the Lender or from any Affiliate of any of the Lender, and any cash, securities, instruments or other property of the Borrower in the possession of any of the foregoing, whether for safekeeping or otherwise (regardless of the reason such Person had received the same) shall at all times constitute security for all Liabilities and for any and all obligations of the Borrower to the Lender or such Affiliate and may be applied or set off against the Liabilities and against such obligations at any time, whether or not such are then due and whether or not other collateral is then available to the Lender.

        14.18.  PLEDGES TO FEDERAL RESERVE BANKS.

        Nothing included in this Agreement shall prevent or limit the Lender, to the extent that the Lender is subject to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act (12 U.S.C. Section 341) from pledging all or any portion of that Lender's interest and rights under this Agreement, provided, however, neither such pledge nor the enforcement thereof shall release the Lender from any of its obligations hereunder or under any of the Loan Documents.

        14.19.  MAXIMUM INTEREST RATE.

        Regardless of any provision of any Loan Document, the Lender shall not be entitled to contract for, charge, receive, collect, or apply as interest on any Liability, any amount in excess of the maximum rate imposed by Applicable Law. Any payment which is made which, if treated as interest on a Liability would result in such interest's exceeding such maximum rate shall be held, to the extent of such excess, as additional collateral for the Liabilities as if such excess were "Collateral.

        14.20.  WAIVERS.

                (a)     The Borrower makes each of the waivers included in
Section 14.20(b), knowingly, voluntarily, and intentionally, and understands that Lender, in establishing the facilities contemplated hereby and in providing loans and other financial accommodations to or for the account of the Borrower as provided herein, whether now or in the future, is relying on such waivers.

                (b)     THE BORROWER WAIVES THE FOLLOWING:

                        (i) Except as otherwise specifically required hereby, notice of non-payment, demand, presentment, protest and all forms of demand and notice, both with respect to the Liabilities and the Collateral.

                        (ii) Except as otherwise specifically required hereby, the right to notice and/or hearing prior to the Lender's exercising of the Lender's rights upon default.

                        (iii) THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE LENDER OR IN WHICH THE LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONG OR BETWEEN THE BORROWER OR ANY OTHER PERSON AND THE LENDER LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY).

                        (iv) The benefits or availability of any stay, limitation, hindrance, delay, or restriction (including, without limitation, any automatic stay which otherwise might be imposed pursuant to Section 362 of the Bankruptcy Code) with respect to any action which the Lender may or may become entitled to take hereunder.

                        (v) Any defense, counterclaim, set-off, recoupment, or other basis on which the amount of any Liability, as stated on the books and records of the Lender, could be reduced or claimed to be paid otherwise than in accordance with the tenor of and written terms of such Liability.

                        (vi) Any claim to consequential, special, or punitive damages.

                            [SIGNATURE PAGES FOLLOW]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as a sealed instrument as of the day and year first above written.

                                                 (THE "BORROWER")

                                                 BLUEFLY, INC.

                                                 By /s/ Patrick C. Barry
                                                    ----------------------------
                                                 Print Name: Patrick C. Barry
                                                 Title: COO and CFO


                                                 (THE "LENDER")

                                                 WELLS FARGO RETAIL FINANCE, LLC

                                                 By: /s/ David Molinario
                                                     ---------------------------
                                                 Print Name: David Molinario
                                                 Title:  Vice President